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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PACWEST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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San Diego, CA 92101
401 West "A" Street

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 12, 2009

        The 2009 Annual Meeting of Stockholders (the "Annual Meeting") of PacWest Bancorp ("PacWest", the "Company," "we" or "our") will be held on Tuesday, May 12, 2009 at 10:30 a.m. Pacific Time at The Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403 for the following purposes:

  1.
  Election of Directors.    To elect twelve (12) members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  Amendment to the PacWest Bancorp 2003 Stock Incentive Plan.    To approve an increase in the authorized number of shares available for issuance under PacWest's 2003 Stock Incentive Plan from 3,500,000 to 5,000,000 and extend the expiration date of the plan from April 17, 2010 to May 31, 2015.

  3.
  Adjournments.    To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Annual Meeting to solicit additional proxies.

  4.
  Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 25, 2009 as the Record Date for determining which stockholders have the right to receive notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PROPOSED BY THE BOARD AND "FOR" EACH OF THE OTHER PROPOSALS. THE BACKGROUND OF EACH OF THE DIRECTOR NOMINEES AND A DESCRIPTION OF THE OTHER PROPOSALS ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING PROXY STATEMENT.

        You are cordially invited to attend the Annual Meeting. A Proxy Statement, form of proxy, and a copy of the Company's Annual Report for the fiscal year ended December 31, 2008 accompany this notice.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card or by voting via the Internet or telephone according to the instructions on the proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the slate of director nominees recommended by the Board and "FOR" each of the other proposals.

        Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting. Voting by proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

        If you plan to attend the Annual Meeting, please note that admission to the Annual Meeting will be on a first-come, first-served basis. You may obtain directions to The Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403 by calling the Jonathan Club directly at (310) 393-9245. Each stockholder who attends may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

        Thank you in advance for your cooperation and continued support. We look forward to seeing you at the Annual Meeting.

By Order Of The Board Of Directors,
/s/ JARED M. WOLFF Jared M. Wolff, Corporate Secretary

San Diego, California
April 7, 2009

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2009

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of PacWest Bancorp, a Delaware corporation ("PacWest", the "Company," "we" or "our"), to be used at our 2009 Annual Meeting of Stockholders (the "Annual Meeting") and at any postponements or adjournments thereof. The Annual Meeting is scheduled to be held as follows:

Date:	Tuesday, May 12, 2009
Time:	10:30 a.m., Pacific time
Place:	The Jonathan Club 850 Palisades Beach Road Santa Monica, CA 90403

        This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April 10, 2009.

Important Information Regarding the Availability of Proxy Materials for
the 2009 Annual Meeting of Stockholders to be Held on May 12, 2009.

This Proxy Statement and our Annual Report are available at our investor relations website at www.pacwestbancorp.com/stockholders.

 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        1.     What is being voted on at the Annual Meeting?

        The matters to be considered and voted upon at the Annual Meeting are as follows:

          1.     Election of Directors.    To elect twelve (12) members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          2.     Amendment to the PacWest Bancorp 2003 Stock Incentive Plan.    To approve an increase in the authorized number of shares available for issuance under PacWest Bancorp's 2003 Stock Incentive plan from 3,500,000 to 5,000,000, and to extend the expiration date of the plan from April 17, 2010 to May 31, 2015.

          3.     Adjournments.    To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Annual Meeting to solicit additional proxies.

          4.     Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        2.     Who is entitled to vote? How many votes am I entitled to?

        Only stockholders of record as of the close of business on March 25, 2009 (the "Record Date") may vote at the Annual Meeting. According to Wells Fargo Shareowner Services, our transfer agent, there were 31,059,100 shares of common stock outstanding, excluding 1,268,069 shares of unvested time-based and performance-based restricted stock, held by approximately 1,717 stockholders as of the Record Date.

        Each holder of the Company's common stock is entitled to one vote for each share recorded in their name on the books of the Company as of the Record Date on any matter submitted to the stockholders for a vote, except that stockholders may vote their shares cumulatively for the election of directors if certain conditions are met at the Annual Meeting. Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,200 votes which you could then distribute among one or more nominees since there are twelve (12) directors to be elected. Cumulative voting may only be exercised at the Annual Meeting if (i) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting; and (ii) at least one stockholder has given notice at the Annual Meeting prior to the voting of such stockholder's intention to cumulate his/her votes.

        3.     What is the vote necessary to approve each of the matters being considered at the Annual Meeting?

        The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the twelve (12) directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve (1) the amendment to the PacWest Bancorp 2003 Stock Incentive Plan, (2) any adjournment or postponement of the Meeting to solicit additional proxies, and (3) any other matters not included in this document that may properly be brought before the Annual Meeting.

        With respect to each matter to be acted upon, an abstention from voting will be treated as "present" for quorum purposes. However, since an abstention is not treated as a vote for or against the matter, an abstention will not have any impact on the vote. Broker non-votes (i.e., proxies from banks, brokers or other nominees indicating that such entities have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker or other nominee does not have discretionary power to vote) will be treated as "present" but will not have an impact on the vote.

        4.     If I hold shares of PacWest Bancorp common stock pursuant to the PacWest Bancorp 401(k) Plan, will I be able to vote?

        Yes. You will receive a proxy card for the shares allocated to your 401(k) plan account, which you should return as indicated on the instructions accompanying the proxy card.

        5.     How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote FOR each of the nominees for director and FOR each of the other proposals.

        6.     How many shares must be represented at the Annual Meeting to constitute a "quorum"?

        A majority of the outstanding shares must be present at the Annual Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Annual Meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. Broker non-votes will also be counted as being present for purposes of determining a quorum.

        7.     What do I have to do to vote?

        Holders of record.    If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by Internet or by telephone as indicated on the proxy card. You may also vote by mail by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as directors, FOR the amendment to the PacWest Bancorp 2003 Stock Incentive Plan, FOR adjournment or postponement of the Annual Meeting to solicit additional proxies, if needed, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting. You may change or revoke your vote at any time before it is counted at the Annual Meeting by:

  •
  Notifying our Secretary at the address shown above in writing that you wish to revoke your proxy;

  •
  Submitting a later dated proxy card; or

  •
  Attending the Annual Meeting and voting in person.

Attending the Annual Meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

        Street name holders. If you hold your shares in "street name" (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not receive a proxy, you may contact such bank or brokerage firm in whose name your shares are registered and obtain a proxy from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to vote and how to change or revoke your vote and of the effect of not indicating a vote.

        8.     How will voting on any other business be conducted?

        We do not know of any business to be considered at the Annual Meeting other than the election of directors and amendment to the PacWest Bancorp 2003 Stock Incentive Plan (and, if needed, adjournment or postponement of the Annual Meeting to solicit additional proxies). For holders of record, if any other business is properly presented at the Annual Meeting, any of the persons named on the proxy card as your designated proxies may vote on such matter in their discretion. If you hold your shares in "street name," please see the materials provided by your bank or brokerage firm for an explanation of how your shares will be voted on any other business.

        9.     Who pays the cost of soliciting proxies on behalf of the Company?

        The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of the Company or its subsidiaries telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

        10.   Can I attend the Annual Meeting?

        Any stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person. If you hold shares in "street name" and would like to attend the Annual Meeting and vote in person, you will need to bring a picture i.d. and brokerage account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

        11.   How do I get more information about the Company?

        With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which includes our consolidated financial statements. If you did not receive our Annual Report, we will send it to you without charge. Our Annual Report includes a list of exhibits filed with the United States Securities and Exchange Commission (the "SEC"), but does not include the exhibits. If you wish to receive copies of the exhibits, please write to:

    Investor Relations
    PacWest Bancorp
    275 N. Brea Blvd.
    Brea, California 92821

        You may also send your request by facsimile to (714) 674-5377 or by e-mail to investor-relations@pacwestbancorp.com.

        We also maintain a website at http://www.pacwestbancorp.com where you may view, print and download our public filings. In addition, the SEC maintains a website at http://www.sec.gov that also contains our public filings.

        To reduce costs, we may send only one copy of the Annual Report and Proxy Statement to stockholders who share the same last name and address, unless we receive contrary instructions from you. We will continue to mail a proxy card to each record stockholder.

        If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, we will provide them to you promptly upon request. If your household is receiving multiple copies of the Annual Report and Proxy Statement, you may request to receive only one copy. If you hold your Company stock directly, you may contact us by writing to our mailing address or e-mail address listed above. If you hold your Company stock through a bank or broker, you should request additional copies of the Annual Report and Proxy Statement, or you may request to receive only one copy to your household, by notifying them.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

        The following table sets forth information as of the Record Date regarding the beneficial owners of more than five percent of the outstanding shares of the Company's common stock (the only class of equity outstanding). To the Company's knowledge, based on the public filings which beneficial owners of more than five percent of the outstanding shares of the Company's common stock are required to make with the SEC, there are no other beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the Record Date other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class(1)
CapGen Capital Group II, LP 280 Park Avenue, 40th Floor, Suite 401 New York, New York 10017	3,846,153	(2)	12.4%
Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	3,318,340		10.7%
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,983,429	(4)	6.4%
John M. Eggemeyer 6051 El Tordo Rancho Santa Fe, California 92067	1,665,389	(5)	5.4%

(1)
Based on 31,059,100 shares of common stock of the Company issued and outstanding as of March 25, 2009, excluding 1,268,069 shares of unvested time-based and performance-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of March 25, 2009, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13D filed January 14, 2009 by CapGen Capital Group II LP (the "CapGen 13D"). According to the CapGen 13D, CapGen Capital Group II LP holds sole voting and sole dispositive power over 3,846,153 shares of Company common stock. According to the CapGen 13D, as the sole general partner of CapGen Capital Group II LP, CapGen Capital Group II LLC ("CapGen LLC") may be deemed to be the indirect beneficial owner of such shares and Mr. Eugene A. Ludwig, managing member of CapGen LLC, may also be deemed to be the indirect beneficial owner of such shares.

(3)
Based on a Schedule 13G filed February 6, 2009 by Barclays Global Investors, NA (the "Barclays 13G"). According to the Barclays 13G, Barclays Global Investors, NA holds sole voting power over 637,772 shares of Company common stock and sole dispositive power over 722,060; Barclays Global Fund Advisors holds sole voting power over 2,432,060 shares of Company common stock and sole dispositive power over 2,570,812; Barclays Global Investors, LTD holds sole dispositive power over 16,628 shares Company common stock; Barclays Global Investors Australia Limited hold sole voting and dispositive power over 5,956 shares of Company common stock; and Barclays Global Investors holds sole voting and dispositive power over 2,884 shares of Company common stock.

(4)
Based on a Schedule 13G filed December 31, 2008 by Dimensional Fund Advisors LP (the "Dimensional Fund 13G"). According to the Dimensional Fund 13G, Dimensional Fund Advisors LP holds sole voting power over 1,924,916 shares of Company common stock and sole dispositive power over 1,983,429 shares of Company common stock. Such shares of Company common stock are owned by four investment companies for which Dimensional Fund Advisors LP serves as investment manager. Dimensional Fund Advisors LP disclaims beneficial ownership of Company common stock.

(5)
Mr. Eggemeyer has direct beneficial ownership of 278,027 shares of Company common stock and indirect ownership of 2,646 shares held by a trust of which Mr. Eggemeyer is trustee. Mr. Eggemeyer shares voting power and investment power (i) through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and (ii) through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table indicates the beneficial ownership of the Company's common stock (the only class of equity outstanding) as of the Record Date by: (1) each of the Company's current directors and nominees for election; (2) the Company's Chief Executive Officer (the "CEO"), the Company's Chief Financial Officer (the "CFO") and the three most highly compensated executive officers of the Company during 2008 other than the CEO and the CFO (together as a group, the "Named Executive Officers"); and (3) all current directors, nominees for director, and executive officers of the Company as a group, based on the Company's records and data supplied by each of the current directors, director nominees and executive officers.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name or Number of Persons in Group	Number of shares owned	Right to acquire within 60 days	Total		Percent of Class(2)
Directors and Director Nominees Who Are Not Named Executive Officers
John M. Eggemeyer Chairman of the Board, Current Director and Director Nominee	1,665,389	—	1,665,389	(3)	5.4%
Mark N. Baker Current Director and Director Nominee	61,283	—	61,283	(4)	*
Gary W. Deems Current Director	50,940	—	50,940	(5)	*
Stephen M. Dunn Current Director and Director Nominee	40,100	—	40,100	(6)	*
Barry C. Fitzpatrick Current Director and Director Nominee	19,270	—	19,270	(7)	*
George E. Langley Current Director and Director Nominee	112,840	—	112,840	(8)	*
Susan E. Lester Current Director and Director Nominee	2,000	—	2,000		*
Timothy B. Matz Current Director and Director Nominee	52,419	—	52,419		*
Arnold W. Messer Current Director and Director Nominee	31,920	—	31,920	(9)	*
Daniel B. Platt Current Director and Director Nominee	7,824	—	7,824		*
John W. Rose Current Director and Director Nominee	19,195	—	19,195	(10)	*
Robert A. Stine Current Director and Director Nominee	32,879	—	32,879	(11)	*
David S. Williams Current Director	50,367	—	50,367	(12)	*

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name or Number of Persons in Group	Number of shares owned	Right to acquire within 60 days	Total		Percent of Class(2)
Named Executive Officers
Matthew P. Wagner Chief Executive Officer of the Company, Current Director and Director Nominee	188,037	—	188,037	(13)	*
Victor R. Santoro Executive Vice President and Chief Financial Officer of the Company	53,566	—	53,566	(14)	*
Michael J. Perdue President of the Company	91,935	—	91,935	(15)	*
Jared M. Wolff Executive Vice President, General Counsel and Corporate Secretary of the Company	2,543	—	2,543	(16)	*
Casey (Joe) Cecala, III President, Inland Empire Region, Pacific Western Bank	35,380	4,333	39,713	(17)	*
All Directors, Nominees and Executive Officers as a group (25 persons)	2,730,511	7,666	2,738,177		8.8%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See footnotes (1) and (2) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. This includes any options or restricted stock which will vest within 60 days of March 25, 2009. Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment power over the shares indicated.

(2)
Based on 31,059,100 shares of common stock of the Company issued and outstanding as of March 25, 2009, excluding 1,268,069 shares of unvested time-based and performance-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of March 25, 2009, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Mr. Eggemeyer has direct beneficial ownership of 278,027 shares of Company common stock and indirect ownership of 2,646 shares held by a trust of which Mr. Eggemeyer is trustee. Mr. Eggemeyer shares voting power and investment power (i) through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and (ii) through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares.

(4)
Mr. Baker has shared voting and investment power in 27,242 shares that are held in a trust of which he is co-trustee, and in 1,000 shares that are held through a company which he operates.

(5)
Mr. Deems has shared voting and investment power with respect to 299 shares held by family members sharing his household.

(6)
Mr. Dunn has indirect ownership of 7,100 shares held by the Romar Company Employees Profit Sharing Plan pursuant to which Mr. Dunn acts as trustee, and 33,000 shares that are held in a trust of which he is the sole trustee.

(7)
Mr. Fitzpatrick has shared voting and investment power in 19,270 shares that are held in a trust of which he is co-trustee.

(8)
Mr. Langley has shared voting and investment power in 106,244 shares that are held in a trust of which he is a co-trustee.

(9)
Mr. Messer has shared voting and investment power in 25,000 shares, which are held in joint tenancy with his wife, and with respect to 497 shares held by family members sharing his household.

(10)
Mr. Rose has direct beneficial ownership of 18,595 shares of Company common stock and indirect ownership with respect to 600 shares held by family members sharing his household. Excludes 3,846,153 shares beneficially owned by CapGen Capital Group II LP, of which Mr. Rose is a principal.

(11)
Mr. Stine has shared voting and investment power with respect to 32,879 shares that are held in a trust of which he is co-trustee.

(12)
Mr. Williams has shared voting and investment power with respect to 8,100 shares that are held in a trust of which he is co-trustee.

(13)
Mr. Wagner's beneficial ownership amount does not include (i) 25,000 shares of unvested time-based restricted stock granted in January 2006 that vest in full in four years or upon a change in control of the Company; (ii) 13,888 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (iii) 100,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iv) 100,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (v) 187,500 shares of unvested time-based restricted stock granted in November 2008 that vests in one-third installments over three years and in full upon a change in control of the Company; and (vi) 2,300 shares of common stock owned by his spouse and for which he disclaims beneficial ownership.

(14)
Mr. Santoro's beneficial ownership amount does not include (i) 6,760 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 40,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 40,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iv) 75,000 shares of unvested time-based restricted stock granted in November 2008 that vests in one-third installments over three years and in full upon a change in control of the Company.

(15)
Mr. Perdue has shared voting and investment power with respect to 50,000 shares that are held in a trust of which he is co-trustee. Mr. Perdue's beneficial ownership amount does not include (i) 5,740 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 30,000 shares of performance-based restricted stock granted in October 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 10,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iv) 37,500 shares of unvested time-based restricted stock granted in November 2008 that vests in one-third installments over three years and in full upon a change in control of the Company.

(16)
Mr. Wolff has shared voting and investment power with respect to 1,819 shares that are held in a trust of which he is co-trustee. Mr. Wolff's beneficial ownership amount does not include (i) 5,092 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 25,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 25,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iv) 37,500 shares of unvested time-based restricted stock granted in November 2008 that vests in one-third installments over three years and in full upon a change in control of the Company.

(17)
Mr. Cecala's beneficial ownership amount does not include (i) 4,333 shares of unvested time-based restricted stock granted in May 2006 that vests in one-third installments over three years and in full upon a change in control of the Company; (ii) 3,704 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; and (iii) 5,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company.

PROPOSAL 1: ELECTION OF DIRECTORS

Size of Board

        The bylaws of PacWest Bancorp provide that the authorized number of directors shall not be less than 7 nor more than 15 with the exact number of directors to be fixed from time to time by resolution of a majority of the Board of Directors. The number of directors is currently fixed at 14 and the Board is currently composed of 14 directors. Thirteen directors were elected at the 2008 Annual Meeting of Shareholders held on May 13, 2008. On January 14, 2009, John W. Rose joined the PacWest board following the investment by CapGen Financial Group in PacWest common stock. In March 2009, current directors Gary W. Deems and David S. Williams notified the board that they would be retiring from the board after the Company's Annual Meeting. The Board has voted to reduce the size of the board to 12 directors, effective immediately following the Annual Meeting.

Nominees

        PacWest's Board of Directors has nominated 12 candidates for election. The persons named in the following table have been recommended by the Compensation, Nominating and Governance Committee of the Board (the "CNG Committee") and approved by the Board of Directors as nominees for election to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified. All director nominees are current directors.

        With respect to such election, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all 12 of the Board's nominees, or as many thereof as possible under the rules of cumulative voting, if any persons are nominated other than by the Board of Directors. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. To the best of our knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors.

Name	Principal Occupation During the Past Five Years	Age	Year First Elected or Appointed Director
Mark N. Baker	Executive Vice President of San Diego Wood Preserving Company since 1975. Manager of Baker Enterprises, LLC since 1972. Formerly, Director and Vice Chairman of Community Bancorp Inc., from June 2000 to October 2006.	62	2006
Stephen M. Dunn	Real estate development, brokerage and consulting and property management; President, Romar Company since March 1980.	61	2001

Name	Principal Occupation During the Past Five Years	Age	Year First Elected or Appointed Director
John M. Eggemeyer	Mr. Eggemeyer is Chairman of the Board of the Company. He is a co-founder and chief executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer. Mr. Eggemeyer is a director and Chairman of Guaranty Bancorp, Inc., and Chairman and Chief Executive Officer of White River Capital Inc. Mr. Eggemeyer also serves as a director of Affinity Financial Corporation in Irvine, CA and as a trustee of Northwestern University and The Bishop's School in La Jolla, CA.	63	2000
Barry C. Fitzpatrick	Attorney; Of Counsel, Luce, Forward, Hamilton & Scripps LLP since May 2008; Partner, Newnham, Fitzpatrick, Weston and Brennan, LLP, July 2004 to June 2008; Partner, Fitzpatrick & Showen, LLP, April 1996 to June 2004.	62	2000
George E. Langley	Retired. Former Director, President and Chief Executive Officer of Foothill Independent Bancorp from March 1992 to May 2006. Executive Vice President, Chief Financial Officer and Secretary of the Foothill Independent Bancorp from 1976 to 1992. Director of Casa Colina, Inc., a non-profit charitable corporation, since 1993.	68	2006
Susan E. Lester	Retired. Director, Arctic Cat, Inc. since August 2004; Chief Financial Officer, Homeside Lending, Inc., October 2001 to May 2002; Chief Financial Officer, U.S. Bancorporation, February 1996 to May 2000.	52	2003
Timothy B. Matz	Attorney; Partner, Elias, Matz, Tiernan & Herrick, Washington, D.C., since December 1972.	64	2001
Arnold W. Messer	President and Chief Operating Officer, Phoenix Pictures, since 1994; Executive Vice President, Sony Pictures Entertainment, 1992 to 1994.	63	2004
Daniel B. Platt	Independent real estate consultant; President, Del Mar Financial since May 2003; Executive Vice President and Chief Financial Officer, Burnham Pacific Properties, November 1995 to June 2002.	62	2003
John W. Rose	Principal, CapGen Financial, LLC, a private equity firm specializing in financial institutions investments, since August 2007. President of McAllen Capital Partners, a financial investment firm, since January 1991. Mr. Rose is currently a director of the following: First Chicago Bancorp; White River Capital Corp; FNB Corporation; and Jacksonville Bancorp.	59	2009

Name	Principal Occupation During the Past Five Years	Age	Year First Elected or Appointed Director
Robert A. Stine	President and Chief Executive Officer, Tejon Ranch Company since May 1996; independent consultant, March 1995 to April 1996; President and Chief Executive Officer, Collins Development Co., June 1986 to March 1995. Director, the Bakersfield Californian since 1999, Director, Valley Republic Bank since 2008.	62	2000
Matthew P. Wagner	Chief Executive Officer of the Company since September 2000; Director, Guaranty Bancorp, Inc. since April 2004; President and Chief Executive Officer, Western Bancorp, October 1996 to November 1999.	52	2001

        Each holder of PacWest common stock may vote their shares cumulatively for the election of directors if certain conditions are met at the Annual Meeting. Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,200 votes which you could then distribute among one or more nominees since there are 12 directors to be elected. Cumulative voting may only be exercised at the Annual Meeting if (1) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and (2) at least one stockholder has given notice at the Annual Meeting prior to the voting of such stockholder's intention to cumulate his/her votes.

Vote Required and Recommendation of the PacWest Bancorp Board of Directors

        Directors are elected by a plurality of votes cast for election of directors. Accordingly, the 12 director positions to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Board of Directors' Recommendation.

        The Board of Directors unanimously recommends that stockholders vote "FOR" all of the nominees listed above. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR each nominee listed above.

PROPOSAL 2: AMENDMENT TO THE PACWEST BANCORP 2003 STOCK INCENTIVE PLAN

        The PacWest Bancorp Board of Directors has approved, subject to the approval of its stockholders, an amendment to the PacWest Bancorp 2003 Stock Incentive Plan to increase the aggregate number of shares of PacWest Bancorp common stock available for issuance under the PacWest Bancorp 2003 Stock Incentive Plan, or the Incentive Plan, from 3,500,000 to a total of 5,000,000 and to extend the expiration date of the Incentive Plan from April 17, 2010 to May 31, 2015. We refer to this amendment as the Incentive Plan Amendment.

        Currently, the Incentive Plan authorizes the granting of common stock-based awards in the form of time-based and performance-based restricted stock grants, stock appreciation rights and options to purchase up to 3,500,000 shares of PacWest common stock. The Incentive Plan Amendment is necessary to permit PacWest to continue to provide incentives and rewards to its employees and directors, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of PacWest and its subsidiaries. PacWest is a services business, and has historically issued equity incentives as a key element to attract, motivate and retain its employees.

        As of the Record Date, net grants of 762,500 shares of performance stock and 1,172,518 shares of restricted stock have been granted under the Incentive Plan, with 115,300 shares remaining available for issuance under the Incentive Plan. In addition, vested stock options to purchase 1,312 shares of common stock, granted under the Incentive Plan and its predecessor plan, remain outstanding. In 2003, PacWest discontinued the practice of granting stock options and currently grants restricted stock and performance stock as forms of equity compensation.

        If this proposal is not approved by PacWest's stockholders, PacWest's flexibility may be limited with respect to the Company's ability to provide incentives and rewards to its employees and directors, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of PacWest and its subsidiaries.

        If approved by the stockholders, the Incentive Plan Amendment will be effective as of the date of the Annual Meeting.

        A description of the material provisions of the Incentive Plan (as proposed to be amended) is included below under the section entitled "Summary of the PacWest Bancorp 2003 Stock Incentive Plan" beginning on page 39 and the Incentive Plan is attached as Appendix A to this document.

  Vote Required and Recommendation of the PacWest Board of Directors

        The affirmative vote of at least a majority of the shares of common stock represented and voting at the Annual Meeting is required to approve the Incentive Plan Amendment.

        The PacWest Board of Directors believes that this proposal is in the best interests of PacWest and its stockholders and recommends a vote "FOR" Proposal 2.

 CORPORATE GOVERNANCE AND BOARD COMMITTEES

        The Company is committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern the Company's business. The Company's website at www.pacwestbancorp.com includes important information regarding Company policies and Board charters, including the Company's Corporate Governance Guidelines and its Code of Business Conduct and Ethics, as well as all of the Company's SEC filings and press releases.

        During the fiscal year 2008, the Board of Directors of the Company met 10 times. The independent directors also met four times in executive session during 2008. The sessions of the independent directors were presided over by Mr. Robert Stine, who was elected by the independent directors as lead independent director and has served in that capacity since 2007. Mr. Stephen Dunn has been elected by the independent directors as lead independent director for 2009. No director attended less than 75% of the Company's Board meetings and Committee meetings on which he or she served during 2008. In 2008, six directors attended the 2008 Annual Meeting of Stockholders. The Board's policy regarding director attendance at the Annual Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend and reimburse their reasonable expenses in connection therewith.

        The current members of the committees of the Board of Directors are as follows:

Director	Asset Liability Management Committee	Audit Committee	Compensation, Nominating and Governance Committee	Credit Risk Committee	Executive Committee
Mark N. Baker		X
Gary W. Deems	X
Stephen M. Dunn			X	X	X
John M. Eggemeyer	X			X	C
Barry C. Fitzpatrick			C		X
George E. Langley	X
Susan E. Lester	X	X
Timothy B. Matz		C	X		X
Arnold W. Messer			X
Daniel B. Platt		X		C
John W. Rose					X
Robert A. Stine		X		X	X
Matthew P. Wagner	C			X	X
David S. Williams		X	X

X = Member C = Chair

Independence

        A majority of the Board is composed of independent directors. At least annually, the Board, with the assistance of the CNG Committee, evaluates the independence of the directors based on the independence requirements of The Nasdaq Stock Market LLC ("Nasdaq") listing standards and applicable SEC rules and regulations.

        In March 2009, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each director who served the Company during 2008 and each director and director nominee, with the exceptions of Mr. Wagner and Mr. Eggemeyer, meets the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations, including the independence requirements for committee membership. In making such determinations, the Board evaluated banking, commercial, service, familial or other transactions involving each director or immediate family member and their related interests and the Company, if any. For further information on Mr. Eggemeyer's relationship with the Company, please see the Section entitled "Certain Relationships and Transactions with Related Persons" on page 46 of this Proxy Statement.

Asset Liability Management ("ALM") Committee

        During 2008, the ALM Committee met four times. The ALM Committee monitors compliance by the Company and its subsidiaries with the Company's ALM policies and receives reports from the Company's executive management ALM committee which oversees the management of the Company's investment portfolio and asset/liability strategy on a day-to-day basis. The objective of the Company's ALM policy is to manage balance sheet and off-balance sheet assets and liabilities in order to maximize the spread between interest earned and interest paid, to maintain acceptable levels of interest rate risk, and to ensure that the Company has the ability to pay liabilities as they come due and fund continued asset growth. The executive management members responsible for managing the Company's ALM activities generally meet monthly to discuss ALM activities. The ALM Committee reviews management reports and management's recommendations for the Company's ALM strategies on a going forward basis, and oversees management's development and implementation of asset/liability pricing in order to attain the overall strategic objectives of the Company.

Audit Committee

        During 2008, the Audit Committee met 12 times. The Board has determined that each member of the Audit Committee is financially literate and that each of Ms. Lester and Mr. Platt is qualified as an audit committee financial expert and that each of them has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. For additional information regarding the background and relevant experience of Ms. Lester and Mr. Platt, please see the table of director nominees beginning on page 9 of this Proxy Statement. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" included in this Proxy Statement, as well as in the Audit Committee charter. The charter of the Audit Committee was last amended as of May 14, 2008, a copy of which may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance."

Compensation, Nominating and Governance ("CNG") Committee

        During 2008, the CNG Committee met eight times. The CNG Committee reviews and approves, or makes recommendations to the Board of Directors on matters concerning, the salaries and benefits, including equity compensation, of the Company's executive officers, compensation of the directors, and director independence. The CNG Committee also reviews and approves the Company's incentive compensation plans and equity-based plans, 401(k) plans, deferred compensation plan and other employee benefit plans. The CNG Committee assists the Board of Directors in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices, including the review and approval or ratification of related-party transactions of the Company. The CNG Committee also makes recommendations to the Board of Directors regarding the composition and size of the Board and its committees. In furtherance thereof, the CNG Committee identifies, evaluates and recommends candidates for the Company's Board of Directors and considers nominees for director nominated by the Company's stockholders in accordance with the Company's bylaws. The CNG Committee operates under a charter that was last amended as of May 14, 2008, a copy of which may be obtained on the Company's website at www.pacwestbancorp.com under the section entitled "Corporate Governance."

        In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds and experience; and (6) the ability and skill set required and other relevant experience. In addition, under the terms of the stock purchase agreement with CapGen Financial Group, CapGen was entitled to nominate one individual to the Company's Board of Directors. CapGen's nominee to the Company's Board of Directors was Mr. Rose.

        The CNG Committee does not set specific, minimum qualifications that nominees must meet in order for the CNG Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider candidates recommended by stockholders against the same criteria as nominees not proposed by stockholders. Stockholders who wish to submit nominees for director for consideration by the CNG Committee for election at our 2010 Annual Meeting should follow the process detailed in the section entitled "Other Business—Director Nominations" on page 49 of this Proxy Statement.

        For further information on the Company's processes and procedures for the consideration and determination of director compensation, please see the section entitled "Compensation of Directors" on page 16 of this Proxy Statement. For further information on the Company's processes and procedures for the consideration and determination of executive compensation, please see the section entitled "Executive Compensation—Compensation Discussion and Analysis" on page 21 of this Proxy Statement.

Credit Risk Committee

        During 2008, the Credit Risk Committee met three times. The Credit Risk Committee, which was established in May 2008, is responsible for monitoring trends in the Company's loan portfolio and the Company's allowance for credit losses, as well as establishing internal limits related to the Company's lending exposure. The Company's chief credit officer reports on a quarterly basis to the Credit Risk Committee, or more frequently, as needed, regarding the Company's loan portfolio and allowance for credit losses. The Credit Risk Committee also receives reports from the Company's external loan review consultants.

Executive Committee

        During 2008, the Executive Committee met two times. The Executive Committee reviews and makes recommendations to the Board of Directors with respect to strategy, acquisitions and other opportunities for the Company and acts on behalf of the Board, to the full extent permitted by law, when it is impractical for the full Board to meet. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other Board committees and to make appropriate recommendations to the Board of Directors.

Family Relationships

        There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

        During 2008, Mr. Dunn, Mr. Fitzpatrick, Mr. Matz, Mr. Messer and Mr. Williams served on the CNG Committee. None of these directors was formerly an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee. In addition, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Company's Board of Directors. No such interlocking relationships existed during 2008.

COMPENSATION OF DIRECTORS

        The Company compensates its non-management directors through an annual cash retainer, paid quarterly. The Company does not pay per Board meeting or per committee meeting fees. During 2008, the Company's directors had the option of participating in the Company's Deferred Compensation Plan, which is further described below in this section under "—Directors' Deferred Compensation Plan" on page 17 of this Proxy Statement. The Directors' Deferred Plan was terminated in 2009 and all participants received distributions of their plan balances in January 2009.

        The CNG Committee of the Board evaluates director compensation, and compares the compensation of the Company's directors to that offered by peer companies. The Company also subscribes to surveys to further provide information on director compensation at peer companies. The CNG Committee recommends compensation for non-employee directors to the full Board, which in turn determines director compensation for each fiscal year. The compensation is designed to attract and retain qualified directors, and to compensate them for the time and risk associated with being a director. The Company reimburses its directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees. The table below details director compensation for 2008.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John M. Eggemeyer, Chairman(2)	$120,000	—	—	—	—	$3,370(1)	$123,370
Mark N. Baker	$60,000	—	—	—	—	—	$60,000
Gary W. Deems	$60,000	—	—	—	—	—	$60,000
Stephen M. Dunn(2)	$60,000	—	—	—	—	—	$60,000
Barry C. Fitzpatrick(2)	$60,000	—	—	—	—	—	$60,000
George E. Langley(3)	$60,000	—	—	—	—	—	$60,000
Susan E. Lester	$60,000	—	—	—	—	—	$60,000
Timothy B. Matz(2)	$60,000	—	—	—	—	—	$60,000
Arnold W. Messer(2)	$60,000	—	—	—	—	—	$60,000
Daniel B. Platt(2)	$60,000	—	—	—	—	—	$60,000
John W. Rose(4)	—	—	—	—	—	—	—
Robert A. Stine(2)	$60,000	—	—	—	—	—	$60,000
Matthew P. Wagner(5)	—	—	—	—	—	—	—
David S. Williams(2)	$60,000	—	—	—	—	—	$60,000

(1)
Represents life insurance premiums paid by the Company.

(2)
Amounts listed under "Fees earned or paid in cash" were deferred under the Company's Directors' Deferred Compensation Plan (the "Deferred Plan"). Please see the description of the Deferred Plan on page 17 of this Proxy Statement for more information.

(3)
Fifty percent of the amount listed was deferred under the Company's Director's Deferred Compensation Plan.

(4)
Mr. Rose joined the Company board in January 2009 and thus did not earn any director compensation in 2008.

(5)
Mr. Wagner does not receive compensation for service on the Company's Board because he is an employee director.

        On February 7, 2008, based on recommendations from the CNG Committee, the Board of Directors approved the following compensation to be granted to non-employee directors of the Company for service on the Board during 2008:

Chairman of the Board	$120,000
Each other non-employee director	$60,000

        In February 2009, based on recommendations from the CNG Committee, the Board of Directors determined not to increase Board compensation in 2009.

Directors' Deferred Compensation Plan

        During 2008 and since the formation of the Company, the Company had in effect a Directors' Deferred Compensation Plan, or the Deferred Plan, that allowed all directors of the Company and certain executive officers of the Company to elect by written notice to defer payment of all or a portion of their directors' fees, in the case of outside directors, or base salary, bonus or other compensation, in the case of employee directors and executive officers, for the next succeeding calendar year into the Deferred Plan. The Deferred Plan permitted participants to elect to have deferred amounts invested in a money market account or common stock of the Company. The Deferred Plan had been designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Participation in the Deferred Plan was voluntary and participants were not permitted to change their investment elections once made, except under certain circumstances detailed in the Deferred Plan.

        In connection with the Deferred Plan, the Company established a rabbi trust, or the Trust, that maintained a separate bookkeeping account for each of the participants in the Deferred Plan and held the deferred amounts. U.S. Bank, N.A. had been appointed trustee of the Trust and recordkeeper of the Deferred Plan. All deferred amounts were deemed invested in a money market fund or deemed invested in shares of common stock of the Company depending on the election made by the participant. No preferential earnings rates were paid on deferred amounts. The value of a participant's account was measured by the value of and income from Company common stock and by the value of interest received from funds invested in a money market account. Full power to construe, interpret and administer the Deferred Plan was vested with an Administrative Committee, composed of certain executive officers of the Company and chaired by the chief financial officer of the Company.

        The Company maintained the Deferred Plan and Trust in a manner that allowed ongoing availability of the exemption under SEC Rule 16b-3.

        The Company paid all administrative expenses of the Deferred Plan for its participants and the applicable portion of the trustee's and recordkeeper's fees and expenses. Fees paid to the trustee and recordkeeper for administration of the Deferred Plan in 2008 were $8,040.

        The Company contributed deferred amounts into the Trust, which was established to aid in the accumulation of assets for the payment of amounts deferred. The Company was permitted, in its discretion, to contribute to the Trust an amount equal to the amounts deferred by the participants. As of December 31, 2008, the Trust had assets of $5.0 million and no accrued liabilities.

        In December 2008, all participants in the Deferred Plan made a one-time election to terminate participation in the Deferred Plan and have their plan balances distributed to them at the earliest practicable date in 2009. This election was made in accordance with the transition relief provided under Section 409A of the Internal Revenue Code, which governs non-qualified deferred compensation arrangements. All plan balances under the Deferred Plan were distributed by the Trustee to plan participants in January 2009 and the Company terminated the Deferred Plan in January 2009.

 EXECUTIVE OFFICERS

        The following table sets forth, as to each of the persons who currently serves as an executive officer of the Company, such person's age (as of the Record Date), current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years.

Name	Age	Position	Year in which assumed current position	Year hired by the Company
Christopher D. Blake	49	President of the Eastern Region, Pacific Western Bank	2002	2002
Robert M. Borgman	61	Executive Vice President, Credit Administration of the Company and Pacific Western Bank	2006	2000
Casey (Joe) Cecala, III	53	President of the Inland Empire Region, Pacific Western Bank	2006	2006
Mark Christian	45	Executive Vice President, Manager of Operations and Systems of the Company and Pacific Western Bank	2005	2000
Robert G. Dyck	52	Executive Vice President and Chief Credit Officer of the Company and Pacific Western Bank	2003	2001
Lynn M. Hopkins	41	Executive Vice President of the Company and Chief Financial Officer of Pacific Western Bank	2002	2002
Michael J. Perdue	54	President of the Company and of Pacific Western Bank	2006	2006
William T. Powers	68	President of the Desert Region, Pacific Western Bank	2000	2000
Victor R. Santoro	60	Executive Vice President and Chief Financial Officer of the Company and Executive Vice President of Pacific Western Bank	2003	2003
Michael L. Thompson	63	Executive Vice President, Human Resources of the Company and of Pacific Western Bank	2000	2000
Matthew P. Wagner	52	Chief Executive Officer and Director of the Company, and Chairman and Chief Executive Officer of Pacific Western Bank	2000	2000
Jared M. Wolff	39	Executive Vice President, General Counsel and Secretary of the Company and of Pacific Western Bank	2002	2002

        Christopher D. Blake is President of the Eastern Region of Pacific Western Bank. Mr. Blake joined Pacific Western National Bank in October 1994 and served as Chief Credit Officer until being appointed Chief Operating Officer in December 1999. He became President of the Eastern Region when the bank was acquired by the Company on January 31, 2002.

        Robert M. Borgman is Executive Vice President, Credit Administration of the Company and Pacific Western Bank. Mr. Borgman is also a director of Pacific Western Bank. Previously, Mr. Borgman served as President and Chief Executive Officer and a director of First National Bank from July 2003 to October 2006, and as Executive Vice President and Chief Credit Officer of the Company from the Company's formation in May 2000 until July 2003. Prior to joining the Company, Mr. Borgman was Executive Vice President and Chief Credit Officer of Western Bancorp from August 1997 to November 1999. Prior to joining Western Bancorp, Mr. Borgman was the founder, President and Chief Executive Officer of National Business Finance, Inc., a national commercial finance and factoring organization headquartered in Denver, Colorado, from July 1987 to August 1997.

        Joe Cecala is President of the Inland Empire Region of Pacific Western Bank. Prior to joining the Company in May 2006, Mr. Cecala was Executive Vice President and Chief Credit Officer of Foothill Independent Bank from January 2003 to May 2006, and Senior Vice President and Chief Credit Officer from March 2001 to January 2003.

        Mark Christian is Executive Vice President, Manager of Operations and Systems, of the Company and Pacific Western Bank. Prior to May 2005 when he assumed his current position, Mr. Christian was Senior Vice President, Operations and Systems, of the Company. Mr. Christian joined the Company in May 2000 with its acquisition of Rancho Santa Fe National Bank, where he had been Senior Vice President of Operations, since 1997.

        Robert G. Dyck is Executive Vice President and Chief Credit Officer of the Company and Pacific Western Bank. Mr. Dyck also serves as a director of Pacific Western Bank. Prior to becoming Chief Credit Officer of the Company in November 2003, Mr. Dyck was Senior Vice President and Chief Credit Officer of Pacific Western National Bank since January 2001. Mr. Dyck was Senior Vice President and Chief Credit Officer of First Professional Bank from January 2000 to December 2000, when it was acquired by the Company. Mr. Dyck served as Senior Vice President and Senior Credit Officer for Western Bancorp from April 1997 to November 1999.

        Lynn M. Hopkins is Executive Vice President of the Company and Executive Vice President, Chief Financial Officer of Pacific Western Bank. Prior to joining the Company in January 2002, Ms. Hopkins was a Senior Vice President and Controller of California Community Bancshares, Inc., a California-based bank holding company, from February 2000 to December 2001 and, in addition, served as Chief Financial Officer of its wholly-owned subsidiary, Bank of Orange County, from July 2000 to December 2001. From August 1998 to January 2000, Ms. Hopkins was the Controller of Western Bancorp and the Chief Financial Officer of Southern California Bank.

        Michael J. Perdue is President of the Company and Pacific Western Bank. He also serves as a director of Pacific Western Bank. Prior to joining the Company in October 2006, Mr. Perdue was President, Chief Executive Officer and a director of Community Bancorp Inc. from December 2003 to October 2006, and Chief Operating Officer from July 2003 until December 2003. Prior thereto, he was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation.

        William T. Powers is President of the Desert Region of Pacific Western Bank. He formerly served as the President and Chief Executive Officer of First Community Bank of the Desert, a position he held from October 1993 to January 2002, when the bank was merged with Pacific Western National Bank and First Professional Bank, N.A.

        Victor R. Santoro is Executive Vice President and the Chief Financial Officer of the Company, and Executive Vice President and a director of Pacific Western Bank. Prior to joining the Company in September 2003, Mr. Santoro was with KPMG LLP, where he had been a partner since 1980, focusing primarily on clients in the banking industry.

        Michael L. Thompson is Executive Vice President, Human Resources of the Company and Pacific Western Bank. Prior to joining the Company in September 2000, Mr. Thompson was an Independent Consultant from November 1999 to September 2000. Mr. Thompson served as Senior Vice President—Human Resources of Western Bancorp from December 1998 to November 1999. Prior to joining Western Bancorp, Mr. Thompson was Senior Vice President of Human Resources for Citizens Business Bank from April 1989 to December 1998.

        Matthew P. Wagner is Chief Executive Officer and a director of the Company. Mr. Wagner is also Chairman of the Board and Chief Executive Officer of Pacific Western Bank. Prior to joining the Company in September 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from October 1996 to November 1999.

        Jared M. Wolff is Executive Vice President, General Counsel and Corporate Secretary of the Company and Pacific Western Bank. Mr. Wolff is also a director of Pacific Western Bank. Prior to joining the Company in October 2002, Mr. Wolff was associated with the Los Angeles office of the law firm Sullivan & Cromwell LLP, from January 2001 through September 2002, and the New York office of Sullivan & Cromwell from September 1996 through November 1997. From October 1998 to August 2000, Mr. Wolff was Executive Vice President, Operations for eNutrition, Inc., a California retailer of nutritional supplements. Mr. Wolff is a member of the bars of the State of California and the State of New York.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        In addition to its responsibilities to make recommendations for nominees to the Company's Board and its committees and to oversee the governance and evaluation process of the Board and its committees, it is the duty of the CNG Committee to administer the Company's compensation system and various incentive plans, including the Company's 2003 Stock Incentive Plan, which we refer to as the Incentive Plan, and the Executive Incentive Plan, or EIC Plan. The CNG Committee reviews and approves compensation levels of members of executive management, including the five executives who are identified in the Summary Compensation Table on page 30 of this Proxy Statement (whom we refer to as our Named Executive Officers), evaluates the performance of the executive management team and considers executive management succession and related matters. With respect to the compensation of the CEO, the CNG Committee evaluates and recommends such compensation to the Board for approval annually. The CNG Committee reviews with the Board, at least annually, all material aspects of compensation for the Company's executive officers.

  Compensation Philosophy and Objectives

        The primary goal of our compensation program is to link a substantial portion of executive compensation to the profitability of the Company. The CNG Committee achieves this goal by tying meaningful grants of equity compensation and an annual cash bonus to significant measures of profitability and financial performance including, but not limited to, earnings, net earnings per share (EPS), operating net earnings and Cash EPS (operating net earnings and Cash EPS may exclude certain extraordinary items), deposit growth, loan growth, credit quality and other metrics, as provided for in the EIC Plan.

        The second goal of our compensation program is to align the interests of our executive officers with the interests of our stockholders. We attempt to accomplish this by establishing performance goals for incentive compensation and performance-based restricted stock that are also tied to financial objectives that are meaningful to our stockholders, such as growth in EPS.

        The third goal of the compensation program is to retain highly competent executives. Our executives, and particularly our Named Executive Officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not currently have employment agreements with any of its employees. Accordingly, we seek to retain our executives by setting base compensation and incentives at competitive levels and by awarding meaningful stock-based awards. The CNG Committee reviews executive compensation levels paid by peer companies across a range of asset sizes, based on available data, as discussed below. Key elements of compensation to our Named Executive Officers and other executive officers include payout following the achievement of long-range financial objectives. The CNG Committee intends to pay incentive compensation at the high end of peer group incentive compensation, but only if the Company performs at the high end among peers.

        We combine the compensation elements for each of our Named Executive Officers and other executive officers in a way we believe will maximize such executive's contribution to the Company. The CNG Committee has not established a policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee undertakes a subjective analysis in light of the goals described above and, in connection with their analysis, reviews and considers information provided by independent compensation consultants and surveys to which the Company subscribes to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

  Components of Compensation

        The Company compensates its executive officers in three ways: base compensation, annual cash bonus opportunity under our EIC Plan, and periodic grants of time-based and performance-based restricted stock under the Incentive Plan. Our executives can defer base salary through our tax-qualified 401(k) plan. Through 2008, our executives were able to defer base salary and bonus payments and invest in our common stock through the Deferred Plan, however the Deferred Plan was terminated in early 2009 and all amounts under the Deferred Plan were distributed to plan participants. Please see the disclosure on page 17 related to the Deferred Plan. In addition, we provide change in control severance protection to our executive officers through our Executive Severance Pay Plan. We also provide certain perquisites to our executive officers, such as an auto allowance or use of a company vehicle, reimbursement of club dues for clubs that are used frequently for business purposes, and life and disability insurance. The CNG Committee reviews at least annually all components of compensation payable to the CEO and the other executive officers, in terms of current compensation, long-term and incentive compensation, perquisites and payouts upon or following a change in control of the Company, to ensure that the compensation program is meeting the goals of the Company's compensation philosophy described above. The overall review of compensation is also reviewed by the Board annually.

        Base Salary—The CNG Committee reviews the base compensation of the CEO and of the executive officers reporting to him. The CNG Committee makes compensation recommendations for the CEO to the full Board (excluding the CEO). Based on recommendations from the CEO, the CNG Committee evaluates and determines compensation levels for the other members of the Company's executive management team. The CNG Committee reviews banking-related salary survey data related to a peer group as described below under "—Annual Review of Executive Compensation Program" and received guidance during 2008 from an outside compensation consultant. The CNG Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but the Committee considers the Company's performance, individual executive performance and compensation levels paid by comparable financial institutions, as well as economic conditions in the Company's market areas, and refers to analyses or guidance from consultants during the annual review process.

        Annual Cash Bonus—Pursuant to the Company's EIC Plan, annual cash bonuses are paid to executives based on the achievement of certain financial goals and satisfactory individual performance. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year. Depending on an individual's overall compensation, payments of any amounts to the Named Executive Officers outside of amounts established under the EIC Plan, however, may not be eligible for tax deductibility.

        Stock-Based Awards—Stock-based awards granted to executive officers of the Company under the Incentive Plan may be granted from time to time at the discretion of the CNG Committee upon its own determination or recommendation from the CEO, and may be granted to the CEO upon recommendation of the CNG Committee and approval of the Board. Typically, the CNG Committee decides whether to approve the grant of equity awards, and the terms of such grant, after discussion with executive management presenting the grant proposals. Awards of long-term incentive compensation in the form of restricted stock grants to our Named Executive Officers and other executive officers generally occur during the first quarter along with the formal annual evaluation of such executive's total compensation. Additionally, grants may also coincide with promotions or the vesting of a previous grant. In considering whether to recommend the grant of an equity award and the size of the grant to be awarded, the CNG Committee considers, with respect to the executive officer, the salary level, the contributions expected toward the growth and profitability of the Company and survey data indicating grants made to similarly situated officers at comparable financial institutions, as detailed in reports or peer groups advised by its consultants, as described below under "—Annual Review of Executive Compensation Program."

        Since 2003, the Company has granted time-based and performance-based restricted stock in lieu of granting stock options as incentive compensation. Although the Company has not granted stock options recently, it reserves the right to do so in the future pursuant to the terms of the Incentive Plan. Generally, the Company's executive officers have been granted performance-based restricted stock intended as long-term incentive compensation and recently the Company's executive officers have also been granted time-based restricted stock, intended as retention grants. While stock options and time-based restricted stock link an executive's interests to those of stockholders, they do not have a performance component or measure. Performance-based restricted stock, however, has a performance component and the Company has historically used performance-based restricted stock to tie the incentive pay of executives to the performance of the Company. Because restricted stock, both performance-based and time-based, generally has value whether or not the Company's stock price fluctuates, the Company can grant fewer shares of restricted stock, resulting in less dilution to stockholders. The value of both time-based and performance-based restricted stock fluctuates directly with changes in our stock price and, with respect to performance-based restricted stock, only vests to the extent that specific internal financial performance targets are achieved. If the minimum or set performance targets are not achieved, no vesting occurs and the granted shares are forfeited. All granted shares accelerate vesting upon a change in control of the Company, as defined in the Incentive Plan. On all grants to date of time-based and performance-based restricted stock, the Company has elected to pay dividends to the grantee on such shares prior to vesting at the same rate as dividends are paid to stockholders generally. Dividends paid prior to vesting are treated as compensation to the grantee and taxed at ordinary income rates for tax purposes.

        401(k) Plan and Deferred Plan—Our 401(k) plan allows executives and other participants to defer a portion of their compensation and, for 2008, the Company provided participants a match of 3% of contributions up to 6% of their base salaries, subject to IRS limitations. Our Deferred Plan, which was terminated in early 2009, allowed executives officers to defer a portion of their base salary and up to 100% of their bonus or incentive compensation, or equity awards, until termination or upon the occurrence of other specified events, and permitted participants to elect to have deferred amounts deemed to be invested in a money market mutual fund or Company common stock. Since termination of the Deferred Plan, we currently have no tax-deferred investment alternatives for our executive officers other than our 401(k) Plan.

        Change in Control Protection—The Company has adopted an Executive Severance Pay Plan, or the Severance Plan, which provides for severance compensation for our executive officers in the event of termination without "cause" or for "good reason" (as each is defined in the Severance Plan) within two years following a change in control. The purposes of the Severance Plan are to assist in recruiting, encourage retention and minimize the uncertainty and distraction caused by the potential for bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if there is a change in control. In addition, the program is intended to align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment. The Company believes that change in control arrangements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive's personal wealth. Therefore, the Severance Plan requires that there be both a change in control and an involuntary termination without "cause" or a voluntary termination for "good reason", which is often referred to as a "double-trigger." The double-trigger ensures that the Company will become obligated to make payments under the Severance Plan only if the executive is actually or constructively discharged as a result of the change in control. In addition, under the Company's Incentive Plan, all granted equity awards fully vest upon a change in control. The Company determined that accelerated vesting is appropriate under this circumstance as a means to attract and retain executives in light of the uncertainty that accompanies consolidation in the banking sector. For more information on the Severance Plan, please see the section entitled "Potential Payments on Termination and Change of Control" beginning on page 33 of this Proxy Statement.

  Annual Review of Executive Compensation Program

        Generally, an overall review of compensation is conducted by the CNG Committee at the end of each fiscal year in advance of salary and compensation recommendations made at the beginning of the subsequent fiscal year in conjunction with the annual budgeting process. The CNG Committee engaged Mercer Consulting as its compensation consultant in 2008 to help evaluate the overall compensation program for its executive officers and to help determine compensation for 2009.

        The consultant analyzed the Company's total compensation program, including retention and incentive goals, against a peer group of publicly traded, regional financial institutions. The analysis included data generated from a variety of surveys and peer groups. The peer group against which the Company evaluated its compensation ranged in assets from $3 billion to $12 billion and included the following financial institutions: Bank of Hawaii Corporation, Boston Private Financial Holdings, Inc., Capitol Bancorp, Ltd., Cathay General Bancorp, Columbia Banking System Inc., CVB Financial Corp., East West Bancorp, Imperial Capital Bancorp, Pacific Capital Bancorp, Pinnacle Financial Partners, Inc., Private Bancorp, Sterling Bancshares, SVB Financial Group, Umpqua Holdings Corp, and Westamerica Bancorporation. The compensation consultant reviewed total compensation elements relative to these peers and the Company's financial performance relative to the peer group.

        Overall, the compensation consultant determined that during the prior fiscal year, and for the average of the prior three fiscal years, the Company's financial performance was in the top 25 percentile relative to the peer group for several financial ratios. The consultant also determined that total cash compensation levels for the Named Executive Officers were between the median and the top 25 percentile of the peer group. The compensation consultant also determined that the intended value of long-term incentive compensation, including performance-based restricted stock, was targeted at the higher end of the market. However, the consultant noted that much of the granted performance-based stock was unlikely to vest, and accordingly its incentive value and retention value were low to the executives. The consultant noted that previous grants of restricted stock intended as both retention tools and incentive compensation were granted with goals so far in the future as to make such goals unrealistic. In addition, such goals were overly weighted on all-or-nothing performance measures.

        The compensation consultant recommended that the CNG Committee develop a more balanced policy for making stock grants. In particular, the consultant advised the Company to revise its policy relating to stock grants to make more regular, periodic grants of both time-based and performance-based restricted stock. The consultant also recommended that grants of time-based restricted stock be made annually or less frequently and should provide for annual vesting components. The consultant also recommended that grants of performance-based restricted stock should be set based on incentive-based objectives obtainable over a shorter horizon than the Company typically set previously. In addition, the consultant recommended that the Company broaden the range of goals under the Company's EIC plan. Noting that in two of the prior three years no cash bonuses were awarded despite the relatively strong financial performance of the Company, the consultant recommended that goals for awarding annual cash bonuses include more than one performance measure, with each performance target weighted as a percentage of the overall cash bonus.

        As a result of these recommendations, the CNG Committee adopted an internal restricted stock grant policy that provides a framework for making grants that would provide for more balance between grants of time-based and performance-based restricted stock and also reduce the performance horizon for performance-based goals. It is expected that any future grants of time-based or performance-based restricted stock to the Company's executive officers would be made pursuant to this framework. Additionally, the CNG Committee approved EIC Plan targets for 2009 that include a broader set of performance measures, as described below under "—Events in 2009 Affecting Executive Compensation."

        In evaluating compensation in 2007 for 2008, the CNG Committee did not engage a compensation consultant. The CNG Committee evaluated base salaries and overall compensation in light of existing compensation and peer compensation levels used during the evaluations from the prior two years.

        The CNG Committee engaged compensation consultants Clarity One, Inc. in the fourth quarter of 2005 to conduct a competitive review of our executive compensation program in advance of compensation and budgeting decisions made in February 2006. The consultant analyzed the program against a peer group of publicly traded, regional financial institutions. The analysis included data generated from a variety of surveys and peer groups; the CNG Committee focused on peers in the range of $3 billion to $10 billion in assets. The consultant's overall finding was that our executive compensation at that time was generally in line with the peer group and our compensation philosophy. The CNG Committee also received guidance from compensation consultants Semler Brossy Consulting Group, LLC, in the fourth quarter of 2006 in advance of compensation determinations for 2007. The consultant provided a framework against which the CNG Committee, with assistance of certain members of management including the CEO, evaluated compensation data. The peer group against which the Company evaluated its compensation ranged in assets from $3 billion to $12 billion and included the following financial institutions: Bank of Hawaii Corporation, Boston Private Financial Holdings, Inc., Capitol Bancorp, Ltd., Cathay General Bancorp, CVB Financial Corp., East West Bancorp, First Republic Bank, Greater Bay Bancorp, Hanmi Financial Corporation, ITLA Capital Corporation, Pacific Capital Bancorp, Private Bancorp, SVB Financial Group and Umpqua Holdings Corp. With respect to peer group information provided by the Company's compensation consultants, the CNG Committee did not benchmark or peg executive compensation to any particular level of peer group compensation, but rather used that information in a subjective manner in its evaluation of and decisions concerning executive compensation as more particularly described, where applicable, below. Following the reviews in 2005 and 2006, the 2007 compensation of certain Named Executive Officers and other executive officers was adjusted upward, and grants of long-term equity awards were made, to ensure the overall compensation paid to our executives remains competitive and consistent with our compensation philosophy.

  2008 Executive Compensation

        The CNG Committee (and the Board, in the case of the CEO) reviewed and approved the compensation of Matthew Wagner, the CEO, Victor Santoro, the CFO, and each of the other Named Executive Officers and executive officers for 2008.

        2008 Base Salary.    The CNG Committee approved 2008 base salaries in February 2008, to take effect March 1, 2008. With respect to the Named Executive Officers except for the CEO, the CNG Committee revised the total cash compensation by increasing base salaries 25% and reducing the potential bonus compensation from 80% of base salary to 60% of base salary, such that total potential cash compensation was increased by 11% relative to 2007. These adjustments were made following a review of peer data, as described above under "—Annual Review of Executive Compensation Program." Following the review of peer data, Mr. Wagner's cash compensation was deemed appropriate and no change was recommended or made to Mr. Wagner's base salary and bonus opportunity in 2008 from 2007. As a result of these changes, Mr. Santoro's base salary was increased to $456,000 from $365,000; Mr. Perdue's base salary was increased to $387,508 from $310,000; Mr. Wolff's base salary was increased to $343,750 from $275,000; and, Mr. Cecala's base salary was increased to $250,000 from

$200,000. The CNG Committee also increased the base salaries for certain other executive officers for 2008, and reduced cash bonus opportunities. In making these increases, the CNG Committee determined that re-weighting of compensation to increase base salary and reduce bonus potential was appropriate for the Named Executive Officers and other executives whose base salary increased, based on peer surveys, and in light of their positions at the Company and their influence on various components of the Company's financial performance.

        2008 Annual Bonus.    As described above, annual cash bonus opportunities for each of the Named Executive Officers, except for the CEO, were reduced under the EIC Plan from 80% of base salary to 60% of base salary. Mr. Wagner's annual cash bonus opportunity for 2008 under the EIC Plan remained at 100% of base salary. For 2008, the Named Executive Officers received cash bonuses equal to 100% of the target bonuses under the EIC Plan. Fifty percent of the target bonuses were paid mid-year. The CNG Committee established the performance target, achievement levels and corresponding award opportunities under the EIC Plan in February 2007 for 2007 cash bonuses. Award opportunities are expressed as a percentage of base salary for each different level of performance target attainment. If the Company does not achieve at least threshold performance for a year, no bonus is earned under the EIC Plan. For 2008, target performance was established as discussed below, and threshold and maximum performance were set at 90% and over 100% of the target, respectively.

        The following are the target performance levels and corresponding award opportunities that were approved for the Company's executive officers for 2008:

Achievement Level and Award Opportunities
Participant	90% of EPS Target	100% of EPS Target	Over 100% of EPS Target
CEO	60% of Base Salary	100% of Base Salary	150% of Base Salary
Other Named Executive Officers	45% of Base Salary	60% of Base Salary	100% of Base Salary
Other Executive Officers	45% of Base Salary	60% of Base Salary	100% of Base Salary

        The performance target under the EIC Plan generally represents a meaningful increase in fully-diluted EPS over the previous fiscal year and is the EPS set forth in the Company's annual approved budget. The achievement levels and corresponding award opportunities are not determined by the CNG Committee based on any set formula or pre-determined methodology, but rather reflect the subjective analysis and determination by the CNG Committee as to the appropriate incentive to focus management on the profitability of the Company. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year.

        The EPS Target for 2008 was set at $2.33, 74% of 2007 fully-diluted EPS of $3.15. In February 2009, the CNG Committee evaluated Company performance in 2008 relative to the EIC Plan. During 2008, the Company did not meet its EPS Target. For fiscal 2008, the Company had a net loss of $728.1 million, or $26.79 per diluted share. A substantial portion of the loss was attributable to the writedown of goodwill, certain legal settlement costs and reorganization costs. Under the terms of the EIC Plan, the CNG Committee has the discretion to eliminate from the effect on earnings certain events determined to be one-time in nature or extraordinary. Net earnings excluding these charges, which we call net operating earnings, were $32.2 million or $1.19 per share.

        Beginning in early 2008, the financial services industry and the country's economy generally experienced a rapid and sustained downturn. As a result of these financial conditions, it was determined that the Company's EPS Target for 2008 under the EIC Plan would not be attainable. Management of the Company redirected efforts toward building capital, managing problem credits, maintaining deposits, and ensuring that the Company would emerge strong notwithstanding the weak economic cycle. As a result of the Company's efforts through 2008 and early 2009, the Company built strong capital reserves, both through net operating profits and external capital raising at a time when many other financial institutions were posting operating losses. In recognition of these efforts at the Company and its financial performance relative to its peers, in July 2008, the CNG Committee awarded to the Named Executive Officers and other executive officers, and with respect to Mr. Wagner, the CNG Committee recommended and the Board awarded, mid-year bonuses at fifty percent of the employee's annual target bonus. In February 2009, after review of the Company's performance during the year directly and relative to its peers, the CNG Committee approved awards of up to the remaining fifty percent of target bonuses to the Named Executive Officers, and other executive officers and in the case of the CEO, recommended to the Board that Mr. Wagner receive his target bonus. The Board awarded to Mr. Wagner the remainder of his target bonus for 2008.

        For 2007 and 2006, the EIC achievement levels and award opportunities were as follows:

Achievement Level and Award Opportunities
Participant	90% of EPS Target	100% of EPS Target	Over 100% of EPS Target
CEO	60% of Base Salary	100% of Base Salary	150% of Base Salary
Other Named Executive Officers	50% of Base Salary	80% of Base Salary	120% of Base Salary
Other Executive Officers	50% of Base Salary	80% of Base Salary	CNG Committee Discretion

        The EPS Target for 2007 was set at $3.44, a 7% increase over 2006 fully-diluted EPS. In February 2008, the CNG Committee evaluated Company performance in 2007 relative to the EIC Plan. For fiscal 2007 the Company achieved fully diluted EPS of $3.15 or 92% of the EPS Target. Although the Company met the threshold under the EIC Plan of 90% of Target EPS, the CNG Committee exercised its downward discretion to not pay bonuses to the Named Executive Officers or other executive officers for 2007 under the EIC Plan, recognizing, in part, that the EPS Target would not have been achieved had bonus accruals been made throughout the year. Accordingly the CNG Committee did not award bonuses to the Named Executive Officers or other executive officers for 2007 under the EIC Plan.

        The EPS Target for 2006 was set at $3.72 (as adjusted to include the acquisitions of Foothill Independent Bancorp and Community Bancorp Inc., a 25% increase over 2005 fully-diluted EPS). In February 2007, the CNG Committee evaluated Company performance in 2006 relative to the EIC Plan. For fiscal 2006 the Company achieved fully diluted EPS of $3.21, or 86% of the EPS Target. Although the CNG Committee evaluated the numerous accomplishments achieved during the year, and the substantial effect on earnings from certain one-time events, the CNG Committee determined that the Company did not achieve the minimum threshold for 2006 of 90% of the EPS Target, and accordingly the CNG Committee did not award bonuses to the Named Executive Officers or other executive officers for 2006 under the EIC Plan.

        Stock-Based Awards.    In February 2008, the CNG Committee awarded time-based restricted stock grants to most officers of the Company and Pacific Western Bank, including the Named Executive Officers and other executive officers. These awards were granted to increase equity-linked compensation for the recipients and to enhance retention efforts. In November 2008, the CNG Committee made certain grants of time-based restricted stock to Mr. Wagner, Mr. Santoro, Mr. Perdue, Mr. Wolff and Mr. Dyck. These awards were granted in order to further enhance equity-linked compensation for these executives and retention efforts of the Company, following a rapid decline in the economic and banking landscape and decrease in the Company's stock price. These awards were also made considering the recommendations of the Company's compensation consultant in November 2008, particularly with respect to achieving a more balanced distribution of time-based and performance-based awards, as described above under "—Annual Review of Executive Compensation Program."

        In February 2007, the CNG Committee made grants of long term performance-based incentive stock grants to the Named Executive Officers and other executive officers. In 2006, long term performance-based incentive stock grants were also granted to the executive officers, including the Named Executive Officers, except for Mr. Cecala who was awarded time-based restricted stock grants at the time he joined the Company. The 2007 and 2006 grants were made to enhance stockholder value and executive retention by providing further long-term performance incentives to executive officers of the Company and were made in connection with the annual review of overall compensation levels.

        The performance-based restricted stock grants made in 2007 and 2006 vest in whole upon the achievement of a substantial increase in EPS. The 2007 grants require the EPS target to be achieved by 2017 and the 2006 grants required the EPS target to be achieved by 2013. Any unvested shares of existing performance-based restricted stock grants expire and are forfeited if the performance targets are not met by the expiration date. In each case, the CNG Committee set the EPS target at a level that would require consistent, high performance by the Company for several years and that would provide a meaningful return to stockholders. All currently outstanding grants of performance-based restricted stock vest upon attainment of 100% of the performance target, or a change in control. The Company believes that its future earnings performance is inherently uncertain, and subject to a variety of risks, such as competitive and economic risks.

        In the fourth quarter of 2007, we determined that attainment of the financial targets related to the performance-based restricted stock within the remaining 6 to 9 year vesting horizon was less than probable and suspended amortization of the expense related to these awards. During the fourth quarter of 2008, we concluded it was improbable that the financial targets would be met for the performance-based stock awards. Accordingly, we reversed the accumulated amortization of those awards through a credit of $4.5 million to compensation expense. If and when the attainment of such financial targets is deemed probable in future periods, a catch-up adjustment will be recorded and amortization of such performance-based restricted stock will begin again.

  Events in 2009 Affecting Executive Compensation

        As described above under "—Annual Review of Executive Compensation Program", the CNG Committee engaged a compensation consultant in the fourth quarter of 2008 and reviewed all components of executive compensation in the first quarter of 2009. Based on the Company's performance in 2008 relative to its peers and in light of the Company's efforts to reward all employees for outstanding work in a difficult environment, the CNG Committee recommended, and the Board approved, awarding up to the remaining fifty percent of target bonuses for 2008 performance under the EIC Plan. The previous fifty percent was awarded as mid-year bonuses in July 2008. Certain Named Executive Officers received less than the remaining fifty percent of their 2008 target bonus based on the performance of their regions or departments. In addition, following its review of executive compensation, the Company determined not to increase base salaries for the Named Executives or other executive officers in 2009. Additionally, the CNG Committee established the performance target, achievement levels and award opportunities for 2009 under the Company's EIC Plan.

  Statement Regarding Deductibility

        Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to "covered officers" exceeds $1 million in any one tax year. Applicable IRS regulations define "covered officers" to include the CEO and each of the next three most highly compensated executive officers (but excluding in all cases the CFO). The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance-based stock and performance-based stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The CNG Committee believes that all performance-based restricted stock granted under the Incentive Plan meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. In 2007, the Company's stockholders approved the Company's EIC Plan, in order to ensure future bonus awards under that plan meet the requirements for deductibility under Section 162(m). However, the CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible. As described above, the CNG Committee awarded, and in the case of Mr. Wagner recommended to the Board and the Board awarded, target bonus compensation under the EIC Plan to the Company's executive officers despite the fact the Company did not meet its target performance under the EIC Plan. As a result of such awards, a portion of Mr. Wagner's compensation was not deductible as compensation expense under Section 162(m). For the reasons described above, the Company believes that such awards were in the best interests of the Company and that the portion of compensation that was not deductible was an acceptable cost to the Company in light of the Company's overall compensation goals and objectives.

COMPENSATION COMMITTEE REPORT

        The Compensation, Nominating and Governance Committee, or CNG Committee, of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION, NOMINATING AND
                      GOVERNANCE COMMITTEE
                      Stephen M. Dunn
                      Barry C. Fitzpatrick, Chairman
                      Timothy B. Matz
                      Arnold W. Messer
                      David S. Williams

2008 Summary Compensation Table

        The following table sets forth for 2008, 2007 and 2006 the compensation for the Company's CEO, CFO and for each of the three most highly compensated executive officers of the Company during 2008, other than the CEO and CFO, serving as executive officers at the end of 2008. These five persons are referred to collectively as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Matthew P. Wagner Chief Executive Officer	2008 2007 2006	$ $ $	750,000 708,333 491,667	$750,000 — —	$ $ $	769,941 1,353,309 1,498,565	— — —	— — —	$ $ $	414,087 296,435 216,724	$ $ $	2,684,028 2,358,077 2,206,956
Victor R. Santoro Executive Vice President and Chief Financial Officer	2008 2007 2006	$ $ $	441,042 362,500 341,667	$273,750 — —	$ $ $	168,846 392,649 672,442	— — —	— — —	$ $ $	168,063 119,529 84,763	$ $ $	1,051,701 874,678 1,098,872
Michael J. Perdue President	2008 2007 2006	$ $ $	374,590 310,008 56,437	$175,252 — —	$ $ $	103,120 232,489 44,424	— — —	— — —	$ $ $	96,394 71,360 20,751	$ $ $	749,356 613,857 121,612
Jared M. Wolff Executive Vice President, General Counsel and Secretary	2008 2007 2006	$ $ $	332,292 272,500 251,667	$206,250 — —	$ $ $	97,986 252,673 303,999	— — —	— — —	$ $ $	113,370 83,973 66,976	$ $ $	749,898 609,146 622,642
Casey (Joe) Cecala, III President, Inland Empire Region, Pacific Western Bank	2008 2007 2006	$ $ $	241,667 198,326 126,664	$131,000 — —	$ $ $	221,842 215,788 128,332	— — —	— — —	$ $ $	40,823 39,516 21,761	$ $ $	635,332 453,630 276,757

(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2008. For further information on these amounts, see footnote 15 to the Company's audited financial statements for the fiscal year ended December 31, 2008 included in the Company's Annual Report on Form 10-K.

(2)
Includes dividends on unvested restricted stock, Company contributions to the 401(k) plan, either personal use of Company owned automobiles or cash automobile allowance, reimbursement of club dues, and life, medical and disability insurance premiums paid by the Company. Dividends on the unvested performance-based or time-based restricted stock are paid at the same rate as that paid on the Company's outstanding common stock when declared by the Board of Directors.

        The table below summarizes the components of "All Other Compensation" for the executive officers shown:

	Dividends on unvested restricted stock	Auto allowance(1)	401(k) contribution(2)	Club dues	Life, medical and disability insurance premiums	Total
Matthew P. Wagner
2008	$370,221	$6,370	$—	$15,945	$21,551	$414,087
2007	$256,000	$7,813	$—	$10,678	$21,944	$296,435
2006	$187,749	$2,046	$—	$9,766	$17,163	$216,724
Victor R. Santoro
2008	$137,216	$12,000	$—	$5,050	$13,797	$168,063
2007	$90,669	$12,457	$—	$3,580	$12,823	$119,529
2006	$63,239	$11,500	$—	$4,170	$5,854	$84,763
Michael J. Perdue
2008	$72,384	$6,738	$—	$—	$17,272	$96,394
2007	$48,000	$5,692	$—	$—	$17,668	$71,360
2006	$9,600	$2,185	$—	$—	$8,966	$20,751
Jared M. Wolff
2008	$84,147	$2,111	$6,750	$5,772	$14,590	$113,370
2007	$56,927	$2,087	$6,600	$3,669	$14,690	$83,973
2006	$41,952	$942	$6,300	$4,319	$13,463	$66,976
Casey (Joe) Cecala, III
2008	$24,806	$6,736	$—	$—	$9,281	$40,823
2007	$21,440	$5,043	$—	$—	$13,033	$39,516
2006	$8,320	$3,796	$—	$—	$9,645	$21,761

(1)
Includes either personal use of Company-owned automobile or cash automobile allowance.

(2)
Represents Company match in 401(k) plan.

2008 Grants of Plan-Based Awards

Estimated Future Payouts Under Equity Incentive Plan Awards
Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
											All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Named Executive Officer	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)(2)	Target (#)	Maximum (#)			Exercise or Base Price of Option Awards ($/ Sh)	Grant Date Fair Value of Stock and Option Awards($)
Matthew P. Wagner	2/06/08 11/06/08 —	$	— — 562,500	$	— — 750,000	$	— — 825,000	17,360 187,500 —	— — —	— — —	— — —	— — —	— — —	$ $	600,135 4,965,000 —
Victor R. Santoro	2/06/08 11/06/08 —	$	— — 205,313	$	— — 273,750	$	— — 301,125	8,450 75,000 —	— — —	— — —	— — —	— — —	— — —	$ $	292,117 1,986,000 —
Michael J. Perdue	2/6/08 11/6/08 —	$	— — 174,379	$	— — 232,505	$	— — 255,755	7,175 37,500 —	— — —	— — —	— — —	— — —	— — —	$ $	248,040 993,000 —
Jared M. Wolff	2/06/08 11/6/08 —	$	— — 154,688	$	— — 206,250	$	— — 226,875	6,365 37,500 —	— — —	— — —	— — —	— — —	— — —	$ $	220,038 993,000 —
Casey (Joe) Cecala, III	2/6/08 —	$	— 112,500	$	— 150,000	$	— 165,000	4,630 —	— —	— —	— —	— —	— —		$160,059 —

(1)
Amounts indicated represent potential awards for 2009 under the Company's Executive Incentive Plan, or EIC Plan.

(2)
Granted pursuant to the Company's 2003 Stock Incentive Plan. Grants are long-term incentive grants of shares of time-based restricted stock that vest in equal installments over their terms. The February 6 and November 6, 2008 awards have terms of 5 years and 3 years, respectively. Dividends are paid on unvested restricted stock at the same rate as dividends are paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company.

        The Company does not have employment agreements with any of its Named Executive Officers. For more information, see "—Compensation Discussion and Analysis—2008 Executive Compensation."

Outstanding Equity Awards At December 31, 2008

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Matthew P. Wagner	—	—	—	—	—	229,860	$6,183,234	200,000	$5,380,000
Victor R. Santoro	—	—	—	—	—	83,450	$2,244,805	80,000	$2,152,000
Michael J. Perdue	—	—	—	—	—	44,675	$1,201,758	40,000	$1,076,000
Jared M. Wolff	—	—	—	—	—	43,865	$1,179,969	50,000	$1,345,000
Casey (Joe) Cecala, III	—	—	—	—	—	13,296	$357,662	5,000	$134,500

(1)
Represents grants of time-based restricted stock granted under the Company's 2003 Stock Incentive Plan. Such shares vest in installments over either 3 or 5 years. Restrictions on all shares of unvested time-based restricted stock lapse, and share vesting is accelerated, upon a change in control of the Company.

(2)
Market value is determined using the December 31, 2008 closing price of PacWest Bancorp common stock of $26.90 per share.

(3)
Granted pursuant to the Company's 2003 Stock Incentive Plan. Grants are long-term incentive grants of shares of performance-based restricted stock that vest in full upon attainment of the specified performance target. Dividends are paid on unvested performance-based and time-based restricted stock at the same rate as dividends paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company. The Company has determined it is improbable that the performance targets for these awards will be met.

2008 Option Exercises And Stock Vested Table

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew P. Wagner	—	—	—	—
Victor R. Santoro	—	—	—	—
Michael J. Perdue	—	—	—	—
Jared M. Wolff	—	—	—	—
Casey (Joe) Cecala, III	—	—	4,334	$94,221

(1)
Value is determined using the closing market price of the Company's common stock on the option exercise date or vesting date, as the case may be.

Deferred Compensation

        Directors' Deferred Compensation Plan.    Until January 2009, the Company maintained a deferred compensation plan, or the Deferred Plan, that allowed all directors of the Company and certain executive officers of the Company, to elect by written notice to defer payment of all or a portion of their directors' fees, in the case of outside directors, or base salary, bonus or other compensation, in the case of executive officers, for the next succeeding calendar year into the Deferred Plan. In December 2008, participants in the Deferred Plan elected to receive distributions of their plan balances in January 2009, and the Deferred Plan was terminated in January 2009. Please see the description of the Deferred Plan on page 17 of this Proxy Statement under the section entitled "Compensation of Directors—Directors' Deferred Compensation Plan" for more information regarding the Deferred Plan. The table below details certain information regarding participation during 2008 of those of our Named Executive Officers who participate in the Deferred Plan.

2008 Nonqualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Matthew P. Wagner	—	—	($399,539)	—	$864,591
Victor R. Santoro	—	—	($185,426)	—	$410,634

(1)
Represents dividends on PacWest Bancorp common stock in the Deferred Plan and interest on a short-term cash investment less the decline in the market price of PacWest Bancorp common stock from December 31, 2007 to December 31, 2008.

(2)
Based on information and reports prepared by US Bank, the plan administrator.

Potential Payments on Termination and Change in Control

        Change in Control Severance Plan.    The Company has an Executive Severance Pay Plan, or the Severance Plan, in which the Named Executive Officers, and other company officers, are participants. The Severance Plan provides severance to participants in the event of a change in control and, within two years thereof, termination of employment by a participant for Good Reason or termination of a participant other than for Cause. Under those circumstances, the Company will (i) provide or pay, as the case may be, the participant (a) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated, and (b) a designated multiple of the participant's annual compensation (annual base salary plus annual target bonus, auto allowance and club dues) and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage. If a participant is subject to any excise tax imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, then the Company will pay to the participant an amount as specified in the Severance Plan. In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. Mr. Wagner has a severance multiple of 3 and each of the other Named Executive Officers has a severance multiple of 2. The Severance Plan is administered by the Company's CNG Committee and was last approved on February 4, 2009.

        Under the Severance Plan:

  •
  a "Change in Control" generally means (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the Incentive Plan) control of the Company's Board of Directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's stockholders do not hold at least a majority (70% under the Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the Incentive Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 25 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; or (2) an intentional illegal act or gross misconduct which is materially and demonstrably injurious to the Company, as determined by a vote of two-thirds of the board of directors of the Company.

        The following table sets forth the potential payments that may be made to the Named Executive Officers upon a termination in connection with a change in control or otherwise. Except as described pursuant to the Severance Plan, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminated executive officer (other than following a change in control) would be in the discretion of the CNG Committee. The payments calculated below are based on the executive's salary as of December 31, 2008 and indicate payments that would have been received by the Named Executive Officers if the relevant termination had taken place on December 31, 2008.

Named Executive Officer	Base Salary ($)	Bonus ($)	Acceleration of Unvested Stock Awards ($)(5)(6)	Continuation of Medical/Welfare Benefits ($)(7)	Excise Tax Gross Up ($)(8)	Other Amounts ($)(9)	Total Termination Benefits ($)
Matthew P. Wagner
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$262,019	—	—	—	—	—	$262,019
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$2,250,000	$2,250,000	$11,563,234	$25,021	$4,223,533	$122,781	$20,434,569
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$11,563,234	—	—	—	$11,563,234
Victor R. Santoro
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$159,395	—	—	—	—	—	$159,395
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$912,500	$547,500	$4,396,805	—	$1,699,411	$61,695	$7,617,911
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$4,396,805	—	—	—	$4,396,805
Michael J. Perdue
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$135,377	—	—	—	—	—	$135,377
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$775,016	$465,010	$2,277,758	$16,681	$1,189,030	$41,408	$4,764,903
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$2,277,758	—	—	—	$2,277,758
Jared M. Wolff
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$120,092	—	—	—	—	—	$120,092
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$687,500	$412,500	$2,524,969	$22,034	$1,075,620	$42,042	$4,764,665
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$2,524,969	—	—	—	$2,524,969
Casey (Joe) Cecala, III
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$111,378	—	—	—	—	—	$111,378
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$500,000	$300,000	$492,162	$14,896	$374,794	$27,270	$1,709,122
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$492,162	—	—	—	$492,162

(1)
Assumes an effective date of a change in control of December 31, 2008. In addition to the payments provided in this row, in the event the Named Executive Officer is terminated within 24 months following a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the executive is entitled to receive accrued benefits, including salary and bonus, which are earned through the date of termination.

(2)
Under the Company's employee severance policy, full-time employees of the Company are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee's base salary. In general, an eligible employee is entitled to a severance benefit of one week of base salary for each year of service plus a supplemental severance benefit based on level and term of service. Amounts based on 18 weeks salary for each Named Executive Officer.

(3)
The Severance Plan is a "double trigger" program, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control. The amounts shown in the first three columns of the above table for "termination without cause or for good reason after change in control" are based on the following assumptions and provisions of the Severance Plan: in the event the named executive is terminated within two years after a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the Company is required to pay an amount equal to 200% (300% in the case of Mr. Wagner) of the sum of the executive's base salary and target EIC Plan award. For a termination at December 31, 2008:

  •
  Mr. Wagner had a base salary of $750,000 and an EIC Plan target of 100% of his base salary, or $750,000;

  •
  Mr. Santoro had a base salary of $456,250 and an EIC Plan target of 60% of his base salary, or $273,750;

  •
  Mr. Perdue had a base salary of $387,508 and an EIC Plan target of 60% of his base salary, or $232,505;

  •
  Mr. Wolff had a base salary of $343,750 and an EIC Plan target of 60% of his base salary, or $206,250; and

  •
  Mr. Cecala had a base salary of $250,000 and an EIC Plan target of 60% of his base salary, or $150,000.

(4)
The EIC Plan is an annual cash-based performance incentive plan under which payments are made in the year following the year in which performance is measured. For purposes of this table, the EIC Plan numbers represent target payments under the plan in 2009 for 2008 performance. See "Compensation Discussion and Analysis—2008 Executive Compensation" on page 25 of this Proxy Statement for more information regarding the EIC Plan.

(5)
Under the Incentive Plan, upon a change in control, any unvested stock options, unvested time-based or performance-based restricted stock, or other equity awards would fully vest. The Company ceased granting stock options in 2003 and all outstanding stock options have vested. The amounts in this column represent the value of the unvested time-based and performance-based restricted stock held by the Named Executive Officers based on the closing price of the Company's common stock on December 31, 2008, the last trading day of 2008.

(6)
For amounts listed with respect to termination without cause or for good reason after a change in control, the payments relating to time-based and performance-based shares represent the value of unvested and accelerated stock as of December 31, 2008, calculated by multiplying the number of accelerated shares by the closing price of Company stock on December 31, 2008.

(7)
Represents reimbursement for COBRA payments based on employee's premiums for health and dental insurance at December 31, 2008 multiplied by employee's severance multiple.

(8)
Upon a change in control of the Company, the executive may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. The Company has agreed to reimburse each Named Executive Officer for all excise taxes that are imposed on the executive under Section 4999 and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 4999 excise taxes. The calculation of the Section 4999 gross-up amount in the above tables is based upon a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 10.3% state income tax rate. In calculating such payments, Treasury Regulation Section 1.280G-1 Q&A 24(c) was used when valuing payments for time-based restricted stock and Treasury Regulation Section 1.280G-1 Q&A 24(d)(3) was used when valuing payments for performance-based restricted stock. In valuing the payments for performance-based restricted stock, a portion of such stock was treated as reasonable compensation for services rendered prior to the assumed change in control. No value was assigned to any non-solicitation covenants that may arise in a change in control.

(9)
Other amounts include three-times the sum of the amounts for automobile allowance, life and disability insurance premiums paid by the Company, and club dues for Mr. Wagner and two-times the sum of the same amounts for the other Named Executive Officers. The amounts shown in the table do not include distributions of plan balances under the Company's Deferred Plan, which are fully vested. Mr. Wagner and Mr. Santoro are the only Named Executive Officers who participated in the Deferred Plan at December 31, 2008. Please refer to page 33 and the table entitled "2008 Nonqualified Deferred Compensation" for balances held as of December 31, 2008.

(10)
A termination of employment due to death or disability does not entitle the Named Executive Officers to any payments or benefits that are not available to salaried employees generally. However, unvested stock awards vest upon death.

Equity Compensation Plan Information

        On May 28, 2003, the Company's stockholders approved the 2003 Stock Incentive Plan, which we refer to as the Incentive Plan, which amended and restated the Company's 2000 Stock Incentive Plan. On May 26, 2004, the Company's stockholders approved certain amendments to the Incentive Plan to modify the terms pursuant to which the administrator of the Incentive Plan could grant awards and to increase the shares authorized for issuance under the Incentive Plan. On April 19, 2006, the Company's stockholders approved an amendment and restatement of the Incentive Plan to increase the shares authorized for issuance under the Incentive Plan. Currently, the Incentive Plan provides for the issuance of performance and restricted stock grants, stock appreciation rights and options to purchase up to 3,500,000 shares of the Company's common stock. We are seeking approval from the stockholders to increase the shares authorized for issuance under the Incentive Plan to 5,000,000 and to extend the expiration date of the Incentive Plan from April 17, 2010 to May 31, 2015. Information relating to shares of the Company's common stock that may be issued under the Company's Incentive Plan is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Please see page 39 for more information regarding our proposed amendment to the Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

        The role of the Audit Committee is to (i) assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence, and (d) the performance of the independent auditors and the Company's internal audit function; (ii) decide whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is financially literate and that each of Ms. Susan E. Lester and Mr. Daniel B. Platt is qualified as an audit committee financial expert and that each of them has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq.

        The Audit Committee operates pursuant to a written charter that was last amended and restated as of May 14, 2008. A copy of the Audit Committee charter may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance." As set forth in such charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

        During 2008, the Audit Committee performed all of its duties and responsibilities under the Audit Committee charter. The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2008 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for 2008 be included in its Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

                      AUDIT COMMITTEE
                      Mark N. Baker
                      Susan E. Lester
                      Timothy B. Matz, Chairman
                      Daniel B. Platt
                      Robert A. Stine
                      David S. Williams

 SUMMARY OF THE PACWEST BANCORP 2003 STOCK INCENTIVE PLAN

        A summary of PacWest Bancorp's 2003 Stock Incentive Plan, or the Incentive Plan, appears below. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Incentive Plan itself. The complete text of the amended and restated Incentive Plan is attached hereto as Appendix A.

Introduction and Proposed Amendment

        In May 2003, the Company's stockholders approved the Incentive Plan, authorizing the issuance of up to 2,500,000 shares of common stock as equity compensation in the form of time-based and performance-based restricted stock, stock options and stock appreciation rights, or SARs, as further described and under the conditions set forth in the Incentive Plan. In May 2004, the Company's stockholders approved an amendment and restatement of the Incentive Plan modifying the definitions of certain performance goals and discretion of the CNG Committee with respect thereto, for grants of performance stock. In May 2006, the Company's stockholders approved an amendment to the Incentive Plan to increase the shares available for issuance under the Incentive Plan to 3,500,000.

        The Company requests that stockholders approve an amendment to the Incentive Plan, which we refer to as the Incentive Plan Amendment, to increase the authorized number of shares for issuance under the Incentive Plan from 3,500,000 shares to 5,000,000 shares, and to extend the expiration date of the Incentive Plan from April 17, 2010 to May 31, 2015. The Plan has been instrumental in promoting the success of the Company by providing additional means to attract, motivate and retain key employees, non-employee directors and consultants of the Company through grants of equity compensation for high levels of individual performance and improved financial performance of the Company. The Board of Directors continues to believe that the ability of the Company to offer time-based and performance-based restricted stock awards and other forms of equity compensation are valuable tools for attracting, motivating and retaining key employees, non-employee directors and consultants and therefore recommends adoption of the Incentive Plan Amendment.

        The material features of the Incentive Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the Incentive Plan, a copy of which is attached hereto as Appendix A.

Background

        As of the Record Date, there were 31,059,100 shares of Company common stock issued and outstanding, excluding an aggregate of 1,269,381 shares issuable upon exercise of vested stock options and upon the vesting of currently unvested shares of restricted stock. Only 115,300 shares of Company common stock, or approximately 3.3% of shares authorized under the Incentive Plan, remain available for future grants of equity compensation. If the Incentive Plan Amendment is approved, an additional 1,500,000 shares will be authorized under the Incentive Plan and available for future grants of time-based and performance-based restricted stock, stock options and SARs (collectively "Awards") pursuant to the terms of the Incentive Plan.

Administration and Eligibility

        The Incentive Plan is administered by the CNG Committee. Employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to participate. Awards may also be granted to consultants or advisors who perform or agree to perform bona fide services for the Company, except that options intended to qualify as incentive stock options within the meaning of Section 422 of the Code, or ISOs, may only be granted to employees. The CNG Committee determines which eligible participants receive Awards, the nature, price, number of shares and other terms of such Awards, and the form and terms of Award agreements. See "—Kinds of Awards" below. The CNG Committee is authorized to construe and interpret the Incentive Plan and all decisions, determinations and interpretations of the CNG Committee are final and binding on all participants and any other holder of Awards.

Maximum Shares

        Under the Incentive Plan, the total number of shares of common stock subject to Awards may not exceed 3,500,000. If the Incentive Plan Amendment is approved, the total number of shares that may be issued under the Incentive Plan pursuant to Awards will increase to 5,000,000. The maximum number of shares for which either options or SARs may be granted to a single participant in any single year is 250,000, in each case. These limitations are subject to adjustment in the event of certain changes in the capitalization of the Company. See "—Adjustments and Extraordinary Events" below. Upon termination, cancellation, forfeiture or expiration of any unexercised Award under the Incentive Plan, the number of shares with respect to which Awards may be granted under the Incentive Plan will be increased by the number of shares to which such unexercised Award pertained. In addition, to the extent that shares issued under the Incentive Plan are repurchased by the Company at their original purchase price, such shares will again be available for grant under the Incentive Plan, except that the aggregate number of shares issuable upon the exercise of ISOs may not exceed 3,500,000 shares (subject to the adjustments described below under "—Adjustments and Extraordinary Events"). This amount will increase to 5,000,000 if the Incentive Plan Amendment is approved.

Terms of Awards and Transferability

        The CNG Committee will determine the vesting and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date (or, as discussed below, 5 years in the case of certain employee ISOs).

        Generally, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant. However, the CNG Committee may permit a participant to transfer any of such participant's Awards, other than incentive stock options, to one or more of the participant's immediate family members or to trusts established in whole or in part for the benefit of the participant and/or one or more of such immediate family members, to the extent that neither the transfer of such Award to the immediate family member or trust, nor the ability of a participant to make such a transfer, shall have adverse consequences to the Company or the participant by reason of Section 162(m) of the Internal Revenue Code. See "—Termination of Employment, Death or Disability" below.

Term of the Incentive Plan

        The Incentive Plan will terminate on April 17, 2010 unless terminated earlier by the Board of Directors. The Incentive Plan Amendment would extend the term of the Incentive Plan until May 31, 2015.

Kinds of Awards—Performance Stock Awards and Restricted Stock Awards

        Under the Incentive Plan, the CNG Committee as the Administrator of the Incentive Plan may grant time-based and performance-based restricted stock awards. Performance-based restricted stock awards are granted subject to a risk of forfeiture which lapses as the participant vests in the stock granted. The participant vests in the common stock underlying such performance stock award, in whole or in part, if certain goals established by the CNG Committee, as the administrator of the Incentive Plan, are achieved over a designated period of time, but in no event more than 10 years. If the performance goals are not satisfied within the designated period of time, the performance stock will automatically be forfeited and immediately returned to the Company. Under the Incentive Plan, at the discretion of the CNG Committee, the performance goals may be based upon the attainment of one or more of the following business criteria, determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: net income; return on average assets, or ROA; cash ROA; return on average equity, or ROE; cash ROE; earnings per share, or EPS; cash EPS; stock price; and efficiency ratio. When establishing performance goals for a performance-based restricted stock award, the CNG Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The CNG Committee may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the CNG Committee may determine. The CNG Committee may also grant performance-based restricted stock awards that vest over the passage of time, but for which vesting is accelerated upon the attainment of specified performance goals.

        The CNG Committee may also grant time-based restricted stock awards under the Incentive Plan. The participant vests in the common stock underlying such time-based restricted stock award at such times and under such conditions as are determined by the CNG Committee and set forth in the time-based restricted stock award agreement. The Company intends that time-based restricted stock awards will vest over specified periods of time and will not require the satisfaction of any performance conditions in order to vest.

        Upon the vesting of a time-based or performance-based restricted stock award, the participant has the rights of a stockholder with respect to the voting of the common stock underlying such award, subject to the conditions contained in the award agreement. The award agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the shares of common stock underlying a restricted stock award or performance stock award. On the occurrence of a vesting event (as described below under "—Adjustments and Extraordinary Events"), all unvested time-based and performance-based restricted stock awards that are outstanding on such date will become vested.

Kinds of Awards—Stock Options

        Under the Incentive Plan, the CNG Committee may from time to time grant stock options, either ISOs or non-ISOs, to acquire shares of the Company's common stock to eligible participants. As required by the Code and applicable regulations, ISOs are subject to certain limitations not applicable to non-ISOs. The exercise price of all stock options will be determined by the CNG Committee, but may not be less than the fair market value of the Company's common stock on the date of grant. The exercise price for any ISO granted to any eligible employee owning more than 10% of the total combined voting power of all classes of the Company's stock may not be less than 110% of the fair market value of the Company's common stock on the date of grant. In addition, the term of such option may not exceed five years from the date of grant. The fair market value of the Company's common stock is the closing price (or the closing bid, if no sales were reported) as quoted on the Nasdaq Global Select Market for the market trading day immediately prior to the date of grant. The exercise price may be adjusted in the event of changes in the capitalization of the Company. See "—Adjustments and Extraordinary Events" below. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by an employee that vest in any single calendar year cannot exceed $100,000.

        All options will be exercisable and will vest at such times and under such conditions as determined by the CNG Committee and set forth in the relevant stock option agreement. In the case of a participant, however, who is not an officer of the Company, a non-employee director or a consultant, such option will vest at a rate of at least 20% per year. On the occurrence of a vesting event (as described below under "—Adjustments and Extraordinary Events"), all options that are outstanding on such date will become exercisable whether they are vested or not.

        The type of consideration to be received and the method of payment for shares of common stock to be issued upon exercise of a stock option is determined by the CNG Committee and may consist of cash, check, recourse note carrying a market interest rate (that may or may not be secured in the discretion of the CNG Committee), delivery of previously acquired Company common stock which has been held for a meaningful period of time (e.g., six months) before exercise or any combination of the foregoing. Any shares so delivered to the Company shall be valued at their fair market value on the exercise date. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System.

        In 2003, following the adoption of the Incentive Plan, the Company replaced the practice of granting stock options with grants of time-based and performance-based restricted stock and the Company has not granted any new stock options since such time. The Company currently has no plans to issue stock options as equity compensation but may do so in the future.

Kinds of Awards—Stock Appreciation Rights (SARs)

        Under the Incentive Plan, the CNG Committee may from time to time grant SARs, provided that no participant may be granted in any calendar year SARs that pertain to more than 250,000 shares. The exercise price of all SARs will be determined by the CNG Committee, but may not be less than the fair market value of the Company's common stock on the date of grant. Upon exercise of a SAR, the participant (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the fair market value of a share on the date of surrender exceeds the exercise price of such SAR. The Company will pay this amount in the form of common stock, cash or any combination thereof, as determined by the CNG Committee.

        All SARs will be exercisable and will vest at such times and under such conditions as determined by the CNG Committee and set forth in the relevant SAR agreement. On the occurrence of a vesting event (as described below under "—Adjustments and Extraordinary Events"), all SARs that are outstanding on such date will become exercisable whether they are vested or not.

Termination of Employment, Death or Disability

        Termination of Service.    Upon termination of service other than due to death, disability or cause, the participant may exercise his or her option or SAR on or prior to the date that is three months following the date of termination to the extent that such participant was entitled to exercise such option or SAR on the date of termination (but in no event later than the expiration of the term of such option or SAR).

        Disability of Participant.    Upon termination of service due to disability, the participant may exercise his or her option or SAR on or prior to the date that is twelve months following the date of termination to the extent that such participant was entitled to exercise such option or SAR on the date of termination (but in no event later than the expiration of the term of such option or SAR).

        Death of Participant.    In the event that a participant should die while in service, the participant's option or SAR may be exercised by the participant's estate or by a person who has acquired the right to exercise the option or SAR by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the participant was entitled to exercise the option or SAR at the date of death (but in no event later than the expiration date of the term of such option or SAR). Time-based and performance-based restricted stock awards granted on or after November 2, 2005 accelerate vesting and vest in full upon such participant's death.

        Cause.    In the event of termination of a participant's service due to cause, the participant's option or SAR shall terminate on the date of termination.

        Reversion of Unexercised Shares.    If, on the date of termination or death, the participant is not entitled to exercise all of his or her option or SAR, the shares of common stock covered by the unexercisable portion of the option or SAR shall revert back to the Incentive Plan. If, after the date of termination or death, the participant or, in the case of death, the participant's estate or any person who acquires the right to exercise the option or SAR by bequest or inheritance does not exercise his or her option or SAR within the applicable period of time, the option or SAR shall terminate, and the shares of common stock covered by such option or SAR shall revert back to the Incentive Plan.

Adjustments and Extraordinary Events

        The Incentive Plan provides that if there is any increase or decrease in the number of issued and outstanding shares of common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Company's common stock, or any other increase or decrease in the number of issued and outstanding shares of the Company's common stock, effected without the receipt of consideration by the Company, then the limitations on the number of shares reserved for delivery under the Incentive Plan, the limitations on the number of stock options or SARs which may be granted in any one calendar year, the number of shares that pertain to each outstanding Award and the exercise price of each option and SAR will be proportionately adjusted.

        Under the Incentive Plan, if a "Vesting Event" takes place, then all outstanding options and SARs on the date of the Vesting Event become exercisable on such date (whether or not previously vested) and all restricted stock awards and performance stock awards become fully vested. A Vesting Event means the earlier of a Change in Control or the termination of a participant's service (other than for cause) following stockholder approval of any matter, plan or transaction which would constitute a Change in Control. The Incentive Plan defines a "Change in Control" to mean (i) the consummation of a plan of dissolution or liquidation of the Company; (ii) the individuals who, as of the effective date thereof, are members of the Board, or the Incumbent Board, cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Incentive Plan, be considered a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Exchange Act) other than the Board, or a Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; (iii) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the Company resulting from such reorganization, merger or consolidation, or the Surviving Company in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or a Company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

(iv) the sale of all or substantially all the assets of the Company to another person; or (v) the acquisition of beneficial ownership of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another person.

        The Board of Directors of the Company may at any time amend, alter, suspend or discontinue the Incentive Plan in its discretion, but no amendment, alteration, suspension or discontinuation may be made which would impair the rights of any participant under any grants made without his or her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Company's common stock is then listed), the Company will obtain stockholder approval of any amendment to the Incentive Plan in such a manner and to such a degree as is required.

Cancellation and Regrant of Awards

        The CNG Committee has the authority to effect, at any time and from time to time, with the consent of the affected participant, the cancellation of any or all outstanding options or SARs and to grant in substitution new options or SARs covering the same or a different number of shares of common stock but with an exercise price based on the fair market value on the new date of grant of the option or SAR. The CNG Committee shall also have the authority to effect, at any time and from time to time, with the consent of the affected participant, the cancellation of any or all outstanding time-based and performance-based restricted stock awards and to grant in substitution new restricted stock awards, covering the same or a different number of shares of common stock. Furthermore, the CNG Committee may not, without first obtaining stockholder approval, take any action that would be considered a "repricing" under any applicable accounting, stock exchange or other rule or regulation, to effect an offer to exchange outstanding awards for cash or any other type of Award permitted under the Incentive Plan. Except with respect to participants subject to Section 162(m) of the Internal Revenue Code, shares underlying any award that is cancelled will be deemed outstanding and available for re-grant under the Incentive Plan.

Federal Income Tax Consequences

        Incentive Stock Options.    For federal income tax purposes, the holder of an ISO will not be subject to tax upon the grant or exercise of the ISO. Under certain circumstances, the exercise of an ISO may be subject to alternative minimum tax. If such person retains the stock for a period on or after the later of two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired upon the exercise of an ISO prior to the expiration of two years after the option is granted or one year after the option is exercised, generally, will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the stock on the date of exercise. To the extent ordinary income is recognized by the participant because the participant's disposition of the ISO shares does not meet the holding period requirements, the Company may deduct a like amount as compensation.

        Nonqualified Stock Options.    Generally, a holder of a non-qualified stock option will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. The Company will be eligible to take a corresponding deduction equal to the income realized by the holder of the option.

        Stock Appreciation Rights.    The recipient of a SAR will not be taxed upon the grant of such right, but will realize ordinary income, at the time the right is exercised, equal to the amount of cash and/or the fair market value of stock received. The Company will be entitled to a corresponding deduction at the time of exercise equal to the income realized by the recipient.

        Restricted Stock Awards.    Generally, a participant who has been granted a time-based or performance-based restricted stock award will not realize taxable income at the time of grant, but will realize ordinary income upon lapse of the restrictions in an amount equal to fair market value of the shares on the date of lapse. The Company will be entitled to a corresponding income tax deduction equal to the amount of ordinary income that the participant recognizes in connection with such award.

        Deferred Awards.    In the event a participant in the Incentive Plan defers a SAR, restricted stock award or performance stock award into a deferred compensation plan sponsored by the Company, the participant will defer any tax owed on such award, as described above, until such time as the award is distributed to the participant. The Company will be entitled to a corresponding deduction upon such distribution.

        Payment of Withholding Taxes.    To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and applicable regulations, the CNG Committee may, in its discretion, allow any holder of non-qualified stock options, SARs or unvested shares to satisfy all or part of the withholding taxes incurred by such participant in connection with the exercise of their options or SARs or the vesting of their shares through the surrender or withholding of vested shares of common stock.

        For more complete information concerning the Incentive Plan, please refer to Appendix A.

        The awards, if any, which may be made in the future under the Incentive Plan are not determinable.

        The actual amount of any awards granted under the Incentive Plan for the fiscal year ending December 31, 2009 are not presently determinable, as such amounts are dependent on the discretion of the CNG Committee.

        The following table summarizes the benefits that were received by the Named Executive Officers, as well as any other employee or group of employees under the Incentive Plan, for the fiscal year ended December 31, 2008.

	2003 Stock Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Awards(2)
Matthew P. Wagner	$2,925,401	204,860
Chief Executive Officer
Victor R. Santoro	$1,191,666	83,450
Executive Vice President and Chief Financial Officer
Michael J. Perdue	$637,959	44,675
President
Jared M. Wolff	$626,392	43,865
Executive Vice President, General Counsel and Secretary
Casey (Joe) Cecala, III	$66,116	4,630
President, Inland Region, Pacific Western Bank
All Non-Executive Officer Directors as a Group	—	—
All Executive Officers as a Group	$6,228,865	436,195
All Non-Executive Officer Employees as a Group	$2,306,720	161,535

(1)
Value calculated based on closing price of $14.28 on March 25, 2009.

(2)
All awards granted in 2008 were restricted stock awards vesting incrementally over three to five years. The awards also vest in full upon a change in control and upon the death of the grantee.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related-Party Transactions Policy

        The Company's Board of Directors has adopted a written policy ("Policy") governing the approval of Related-Party Transactions. "Related-Party Transactions" include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers. The Policy prohibits all Related-Party Transactions, unless they are approved or ratified by the CNG Committee in accordance with the Policy. Under the Policy, the Company's legal department, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether they constitute Related-Party Transactions. If the Legal Department determines a transaction constitutes a Related-Party Transaction, the CNG Committee will then review the transaction to determine whether to approve or ratify it. In making its determination, the CNG Committee considers several factors including, but not limited to, whether the terms of the Related-Party Transaction are fair to the Company; whether the Company has compelling business reasons to enter into the transaction; whether the transaction will impair the independence of an outside director; and whether the transaction presents an improper conflict of interest for any directors or executive officers of the Company. Members of the CNG Committee having an interest in a transaction under review must abstain from voting on the approval of the Related-Party Transaction, but may, if the Chairperson of the CNG Committee so requests, participate in the CNG Committee's discussions of the transaction.

Certain Relationships and Related-Party Transactions

        John M. Eggemeyer was appointed to the Board of Rancho Santa Fe National Bank on February 27, 1995 and was appointed Chairman of the Board on that date. Mr. Eggemeyer became chairman of the Board of the Company upon the Company's formation on May 31, 2000. Pursuant to an agreement, dated January 7, 2008, with Castle Creek Financial, LLC of which Mr. Eggemeyer is chief executive officer, the Company named Castle Creek Financial as the Company's exclusive financial advisor, or the Castle Creek Contract. The Castle Creek Contract provides for the payment of the following fees upon the consummation of certain transactions: (a) 1.0% of the aggregate consideration paid in the event the Company is sold; and (b) in the event of an acquisition of another financial institution by the Company: 1.0% of the aggregate value of the transaction if the aggregate value is $20 million or less; and, if the aggregate value is over $20 million, $200,000 plus 0.65% of the amount of the transaction in excess of $20 million. Castle Creek Financial is also entitled to reimbursement of its reasonable expenses incurred on behalf of the Company. Castle Creek Financial and its affiliates received approximately $6.5 million of aggregate fees and expenses from the Company in 2006 for financial advice related to the acquisitions of Cedars Bank, Foothill Independent Bancorp and Community Bancorp Inc. The Castle Creek Contract may be terminated by either party upon 30 days prior notice. In the event of termination, Castle Creek shall still be entitled to its fees pursuant to the terms of the contract should the Company engage in a transaction (i) on which Castle Creek provided advice or participated in discussions with any of the investors in such transaction or (ii) with any of the parties as to which Castle Creek advised the Company or with whom the Company engaged in discussions regarding a possible transaction prior to the termination of the Castle Creek Contract, provided that such transaction is completed within 18 months following the termination of the contract.

        The Castle Creek Contract is reviewed annually by the CNG Committee pursuant to the Company's Related-Party Transactions Policy. In approving the Castle Creek Contract, the CNG Committee concluded that the contract was in the best interests of the Company and its stockholders and was on terms comparable to those prevailing for similar transactions with other persons not having any relationship with the Company.

        Since July 2001, the Company has engaged Martin J. Wolff & Co., Inc. as its insurance broker to help the Company evaluate and obtain certain insurance products for the Company and its subsidiaries, including its group health insurance coverage, life and disability insurance and other insurance benefit products. Martin J. Wolff, the chairman of Martin J. Wolff & Co., Inc., is the father of Jared M. Wolff, the Company's Executive Vice President, General Counsel and Corporate Secretary who joined the Company in October 2002. Jared Wolff was previously associated with the law firm of Sullivan & Cromwell LLP, which firm has been outside counsel to the Company since its formation in 2000. During 2008, the Company purchased comprehensive group insurance, disability insurance, executive life insurance and other insurance products from Martin J. Wolff & Co., Inc. totaling approximately $6.6 million in premiums. To the best knowledge of the Company, Martin J. Wolff & Co., Inc. received approximately $392,741 in commissions from such purchases. Jared Wolff is not involved in the analysis, negotiation or acquisition of group health, disability, executive life or other insurance products purchased by the Company from Martin J. Wolff & Co., Inc. The CNG Committee has approved this relationship pursuant to the Company's Related-Party Transactions Policy. In the opinion of the Company's management, the transactions are in the best interests of the Company and its stockholders and have occurred on terms comparable to those available from other providers of similar products who have no relationship with the Company.

        Certain directors and executive officers, entities associated with them and members of their immediate families were customers of and had banking transactions, including loans, with the Company's subsidiary bank in the ordinary course of business during fiscal 2008. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. The Company expects its subsidiary bank to have banking transactions with such persons in the future.

INDEPENDENT AUDITORS

        The Audit Committee has reappointed the firm of KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fees

        The following is a description of fees billed to the Company by KPMG LLP during the last two fiscal years:

        Audit Fees.    Audit fees include fees for the annual audit of the Company's consolidated financial statements, review of interim financial statements included in the Company's quarterly reports on Form 10-Q, review of registration statements filed with the SEC, and the issuance of consents and comfort letters. The aggregate audit fees billed to the Company by KPMG LLP for the years ended December 31, 2008 and 2007 totaled approximately $942,859 and $837,057.

        Audit-Related Fees.    Audit-related fees billed to the Company by KPMG LLP consisted primarily of certain due diligence services related to acquisition and analysis conducted by KPMG in connection with such due diligence and the audit of certain employee benefit plans. There were no audit-related fees billed to the Company by KPMG for the year ended December 31, 2008. The aggregate audit-related fees billed to the Company by KPMG LLP for the year ended December 31, 2007 totaled approximately $5,000.

        Tax Fees.    Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2008 and 2007 totaled approximately $209,668 and $134,400.

        All Other Fees.    There were no other fees billed to the Company by KPMG LLP for the year ended December 31, 2008 or 2007.

        Pre-Approval Policies and Procedures.    The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent auditor. During 2008, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by KPMG LLP. In approving any non-audit services, the Audit Committee considered whether the provision of such services would be compatible with maintaining KPMG's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during 2008.

OTHER BUSINESS

        Except as set forth herein, management has no knowledge of any other business to come before the Annual Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Stockholder Proposals

        Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's proxy statement for the 2010 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Company's Secretary on or before December 9, 2009 and must satisfy the other requirements of Rule 14a-8 under the Exchange Act.

        Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals. The notice of a proposal must also contain the following items:

  •
  The stockholder's name, address, and beneficial ownership of shares of the Company,

  •
  The text of the proposal to be presented,

  •
  A brief written statement of the reasons why such stockholder favors the proposal, and

  •
  Any material interest of such stockholder in the proposal.

        Assuming the Company holds the 2010 annual meeting on the anniversary of the Annual Meeting, matters proposed by stockholders for consideration at the 2010 annual meeting but not included in our proxy materials must be received by our Corporate Secretary no earlier than January 12, 2010 and no later than February 11, 2010.

Director Nominations

        Pursuant to Section 1.12 of Article I of the Company's bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the stockholders of the Company called for the election of directors.

        Director nominations proposed by stockholders to be made at the 2010 annual meeting must be received by our Corporate Secretary no earlier than January 12, 2010 and no later than February 11, 2010.

        Pursuant to the Company's bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The stockholder's name, address, and beneficial ownership of shares of the Company,

  •
  The name of the person to be nominated,

  •
  The name, age, business address, residential address, and principal occupation or employment of each nominee,

  •
  The nominee's signed consent to serve as a director of the Company, if elected,

  •
  The number of shares of the Company's stock beneficially owned by each nominee,

  •
  A description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made, and

  •
  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

        A copy of the Company bylaws specifying the requirements will be furnished to any stockholder upon written request to the Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, PacWest Bancorp, 10250 Constellation Blvd., Suite 1640, Los Angeles, CA 90067. The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company's General Counsel and/or other members of the Company's management review committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or via a toll-free "hot-line" available to employees and advisors for purposes of reporting alleged or suspected wrongdoing.

"HOUSEHOLDING" OF PROXY MATERIALS

        The Securities and Exchange Commission (the "SEC") has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses of the Company. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate proxy statement or annual report either now or in the future, he or she may contact our transfer agent Wells Fargo Shareowner Services at (800) 468-9176 or by mail at P.O. Box 64874, St. Paul, MN 55164-0874. Stockholders sharing an address who wish to receive a single set of reports or proxy statements may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Wells Fargo Shareowner Services at the address set forth above, if they are record holders.

INCORPORATION BY REFERENCE

        The sections in this Proxy Statement entitled "Compensation Committee Report" and "Report of the Audit Committee" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such Reports by reference therein.

By Order of the Board of Directors,
/s/ JARED M. WOLFF Jared M. Wolff, Corporate Secretary
Dated: April 7, 2009

 Appendix A

PACWEST BANCORP 2003 STOCK INCENTIVE PLAN

as amended and restated, March 25, 2009

        1.     Purpose of the Plan.    The purpose of this PacWest Bancorp 2003 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its subsidiaries seek to attract, motivate, and retain highly competent persons. The success of the Company and its affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of options, restricted stock awards, performance stock awards, and stock appreciation rights. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

        2.     Definitions.    As used herein, the following definitions shall apply.

        "2003 Plan" shall mean PacWest Bancorp 2003 Stock Incentive Plan, originally adopted as of April 18, 2003, and as amended and restated hereby.

        "Act" shall mean the Securities Act of 1933, as amended.

        "Administrator" shall mean the Board or any one of the Committees.

        "Affiliate" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

        "APB 25" shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

        "Award" shall mean an Option, Stock Award, or a SAR.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall have the meaning given to it under the Participant's employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant's service with the Company or an Affiliate, as determined by the Administrator.

        "Change in Control" shall mean:

            (i)  the consummation of a plan of dissolution or liquidation of the Company;

           (ii)  the individuals who, as of the effective date hereof, are members of the Board ("Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act)(a "Person") other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

          (iii)  the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the "Surviving Company") in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

          (iv)  the sale of all or substantially all the assets of the Company to another person; or

           (v)  the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean a committee appointed by the Board in accordance with Section 3 below.

        "Common Stock" shall mean the common stock of the Company, no par value.

        "Company" shall mean PacWest Bancorp, a Delaware corporation.

        "Consultant" shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

        "Date of Grant" shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

        "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

        "Employee" shall mean any individual who is a common-law employee of the Company or an Affiliate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price," in the case of an Option, shall mean the exercise price of a share of Optioned Stock. "Exercise Price," in the case of a SAR, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

        "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

          (iii)  In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

        "FASB" shall mean the Financial Accounting Standards Board.

        "Granted Stock" shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

        "Grantee" shall mean any person who is granted a Stock Award.

        "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Mature Shares" shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is consistent with FASB's interpretation of APB 25.

        "Non-Employee Director" shall mean a non-employee member of the Board.

        "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

        "Notice of Stock Appreciation Rights Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

        "Notice of Stock Option Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

        "Option" shall mean a stock option granted pursuant to the Plan.

        "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

        "Optioned Stock" shall mean the Common Stock subject to an Option.

        "Optionee" shall mean any person who receives an Option or a SAR.

        "Participant" shall mean an Optionee or a Grantee.

        "Performance Stock Award" shall mean an Award granted pursuant to Section 9 of the Plan.

        "Plan" shall mean this PacWest Bancorp 2003 Stock Incentive Plan, as amended and restated to date.

        "Qualified Note" shall mean a recourse note, with a market rate of interest, that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

        "Restricted Stock Award" shall mean an Award granted pursuant to Section 8 of the Plan.

        "Risk of Forfeiture" shall mean the Grantee's risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8 or 9 of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

        "SAR" or "Stock Appreciation Right" shall mean a stock appreciation right granted pursuant to the Plan.

        "SAR Agreement" shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

        "Service" shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

        "Service Provider" shall mean an Employee, Non-Employee Director, or Consultant.

        "Share" shall mean a share of Common Stock.

        "Stock Award" shall mean a Restricted Stock Award or a Performance Stock Award.

        "Stock Award Agreement" shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

        "Tax" or "Taxes" shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

        "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

        "Termination Date" shall mean the date on which a Participant's Service terminates, as determined by the Administrator in its sole discretion.

        "Vesting Event" shall mean the earlier of: (i) the occurrence of a Change in Control; (ii) the termination of a Participant's Service (other than for Cause) following the approval by the stockholders of the Company of any matter, plan or transaction which would constitute a Change in Control; (iii) the death of the Participant, for all Stock Awards granted with an effective date of November 2, 2005 and afterward.

        3.     Administration of the Plan.

          (a)   Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

              (i)  Section 162(m).    To the extent that the Administrator determines that it is desirable to qualify Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

             (ii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (b)   Powers of the Administrator.    Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

              (i)  to determine the Fair Market Value of the Common Stock;

             (ii)  to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

            (iii)  to determine whether and to what extent Awards are granted under the Plan;

            (iv)  to determine the number of Shares that pertain to each Award;

             (v)  to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

            (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vii)  to determine the method of payment of the Exercise Price;

          (viii)  to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Optioned Stock has declined since the Date of Grant of such Option, except as otherwise would cause an Option to be deemed to provide for a deferral of compensation within the meaning of Section 409A of the Code;

            (ix)  to delegate to others responsibilities to assist in administering the Plan;

             (x)  to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

            (xi)  to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

           (xii)  to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

          (c)   Effect of Administrator's Decision.    All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

          (d)   Liability.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

        4.     Stock Subject To The Plan.

          (a)   Basic Limitation.    The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 5,000,000, subject to the adjustments provided for in Section 11 of the Plan.

          (b)   Additional Shares.    In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 5,000,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

        5.     Eligibility.    The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

        6.     Option Terms.    Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

          (a)   Exercise Price.

              (i)  The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

             (ii)  Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

            (iii)  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) Qualified Note, or (e) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

          (b)   Vesting.    Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in the case of an Optionee who is not an officer of the Company, a

  Non-Employee Director, or a Consultant, an Option or Shares purchased thereunder shall vest at a rate of at least 20% per year. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)   Term of Options.    No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

          (d)   Procedure for Exercise.    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

          (e)   Effect of Termination of Service.

              (i)  Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

             (ii)  Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iii)  Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iv)  Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date.

             (v)  To the extend that the Company does not violate Section 409A of the Code or any regulations adopted, Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option or SAR is granted or at any time while the Option or SAR remains outstanding, to:

              (A)  extend the period of time for which the Option or SAR is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option or SAR term; and/or

              (B)  permit the Option or SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          (f)    Stockholder Rights.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

          (g)   Non-transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

        7.     Incentive Stock Options.    The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

          (a)   Eligibility.    Incentive Stock Options may only be granted to Employees.

          (b)   Exercise Price.    The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

          (c)   Dollar Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

          (d)   10% Stockholder.    If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

          (e)   Change in Status.    In the event of an Optionee's change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

          (f)    Approved Leave of Absence.    If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

        8.     Restricted Stock Award.    Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

          (a)   Risk of Forfeiture.

              (i)  General Rule.    Shares issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

             (ii)  Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

            (iii)  Forfeiture of Granted Stock.    Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

          (b)   Rights as a Stockholder.    Upon vesting of a Restricted Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)   Dividends.    The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

          (d)   Non-transferability of Restricted Stock Award.    Except as otherwise provided for in Section 12 of the Plan, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        9.     Performance Stock Award.    Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

          (a)   Risk of Forfeiture.

              (i)  General Rule.    Shares issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

             (ii)  Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in or accelerate vesting in the Granted Stock, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets ("ROA"); cash ROA; cash ROA; return on average equity ("ROE"); cash ROE; earnings per share ("EPS"); cash EPS; stock price; and efficiency ratio. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator deems appropriate. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

            (iii)  Forfeiture of Granted Stock.    The Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

          (b)   Rights as a Stockholder.    Upon vesting of a Performance Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)   Dividends.    The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

          (d)   Non-transferability of Performance Stock Award.    Except as otherwise provided for in Section 12 of the Plan, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        10.   Stock Appreciation Rights.    Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

          (a)   Exercise Price.    The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

          (b)   Vesting.    Any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all SARs that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)   Term of SARs.    No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

          (d)   Non-transferability of SARs.    SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

          (e)   Procedure for Exercise.    A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of: (i) Common Stock; (ii) cash; or (iii) a combination of Common Stock and cash, as determined by the Administrator.

          (f)    Effect of Termination of Service.

              (i)  Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee's SARs, then the Shares that pertain to the unexercisable SARs shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her SARs within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

             (ii)  Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iii)  Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's SARs may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, the Shares that pertain to the unexercisable SARs shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iv)  Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's SARs shall terminate on the Termination Date.

        11.   Adjustments Upon Changes in Capitalization.

          (a)   Changes in Capitalization.    The limitations set forth in Sections 4, 6, and 10 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an accounting consequence under APB 25 and FASB Interpretation No. 44, as amended, and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator's determination with respect to the adjustment shall be final, binding, and conclusive.

          (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option and SAR, and the Right of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

        12.   Deferral of Stock Awards and SARs.    The Administrator, in its sole discretion, may permit a Grantee to defer his/her Stock Awards, and an Optionee to defer his/her SARs pursuant to the terms and conditions provided for in the PacWest Bancorp Directors Deferred Compensation Plan. Notwithstanding the foregoing, to the extent an Award is determined to constitute a "deferral of compensation" within the meaning of Section 409A, any such subsequent deferral shall be made in accordance with the terms of Code Section 409A(a)(4) and the regulations promulgated thereunder.

        13.   Cancellation and Regrant of Awards.    The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options or SARs and to grant in substitution new Options or SARs covering the same or a different number of Shares but with an Exercise Price per Share based on the Fair Market Value per Share on the new Date of Grant of the Option or SAR. The Administrator shall also have the authority to effect, at any time and from time to time, with the consent of the affected Grantee, the cancellation of any or all outstanding Stock Awards and to grant in substitution new Stock Awards covering the same or a different number of Shares. Notwithstanding the foregoing or anything in this Plan to the contrary, the Administrator may not take any action which would constitute a "repricing" of Options or other Awards without recommending that such repricing be subject to the approval of the Company's stockholders prior to effectiveness. For purposes of Section 4 hereof, Shares underlying any Award cancelled by the Company in such exchange shall be available for issuance under the Plan; furthermore, except with respect to a Participant subject to Section 162(m) of the Code, a grant of any Award to a Participant pursuant to such exchange shall be disregarded for purposes of determining whether such Participant has exceeded any limitations hereunder limiting the amount of any type of Award or aggregate amount of Awards that may be granted to a Participant (except to the extent the number of Shares underlying such Awards exceeds the number of Shares underlying the Participant's cancelled Awards).

        14.   Share Escrow/Legends.    Unvested Shares issued under the Plan may, in the Administrator's discretion, be held in escrow by the Company until the Participant's interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

        15.   Tax Withholding.

          (a)   For corporate purposes, the Company's obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          (b)   To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

              (i)  Stock Withholding:    The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

             (ii)  Stock Delivery:    The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

        16.   Effective Date and Term of the Plan.    The Plan, as an amendment and restatement of the 2003 Plan, was last approved by the Board on March 25, 2009 and shall become effective upon stockholder approval. Unless sooner terminated by the Administrator, the Plan shall continue until May 31, 2015. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

        17.   Time of Granting Awards.    The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company's stockholders shall be subject to the stockholder's approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

        18.   Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)   Effect of Amendment and Termination.    Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the

  Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

        19.   Regulatory Approvals.

          (a)   The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

          (b)   No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is then listed for trading (if any).

        20.   No Employment/Service Rights.    Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        21.   Governing Law.    This Plan shall be governed by California law, applied without regard to conflict of laws principles.

        22.   Code Section 409A.    Awards under this Plan are intended to be exempt from Section 409A of the Code. Notwithstanding foregoing, to the extent (x) an Award constitutes a "deferral of compensation" within the meaning of Section 409A of the Code, (y) the Grantee or Optionee is a "specified employee" as determined pursuant to Section 409A of the Code as of the date of his or her "separation from service" (within the meaning of Treasury Regulation 1.409A-1(h)), and (z) any such Award cannot be settled or paid without subjecting the Grantee or Optionee to "additional tax", interest or penalties under Section 409A of the Code, then any such settlement or payment that is payable during the first six months following the Grantee's or Optionee's "separation from service" shall be paid or provided to the Grantee or Optionee on the first business day of the seventh calendar month following the month in which his or her "separation from service" occurs or, if earlier, at his or her death. In addition, any settlement or payment of an Award that is subject to Section 409A of the Code upon a termination of Service that represents a "deferral of compensation" within the meaning of Section 409A of the Code shall only be settled or paid upon a "separation from service".

PACWEST BANCORP

ANNUAL MEETING OF STOCKHOLDERS

Day: TUESDAY, Date: MAY 12, 2009

The Jonathan Club
950 Palisades Beach Road
Santa Monica, CA 90403

PacWest Bancorp 401 West "A" Street San Diego, CA 92101-7917	proxy

This Proxy is Solicited on Behalf of the Board of Directors of PacWest Bancorp

The undersigned hereby appoints Matthew P. Wagner, Victor R. Santoro, and Jared M. Wolff, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the Annual Meeting of Stockholders (the "Meeting") of PacWest Bancorp (the "Company") to be held on May 12, 2009 at The Jonathan Club, 950 Palisades Beach Road, Santa Monica, CA 90403, beginning at 10:30 a.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April 7, 2009.

Unless otherwise directed, this proxy will be voted "FOR" the approval of items 1, 2, 3 and 4 and otherwise in the discretion of the proxies on all other matters properly brought before the Meeting. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central time, on May 12, 2009.

VOTE BY INTERNET Log on to the Internet and go to www.eproxy.com/pacw Follow the steps outlined on the secured website.	VOTE BY TELEPHONE
Call toll free 1-800-560-1965
within the United States and Canada
or 1-816-737-9783 from other countries
any time on a touch tone telephone.
There is NO CHARGE to you for the call.
Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Annual Meeting Proxy Card

If you have not voted via the Internet or Telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

Address Change? Mark Box to the right and indicate changes below: ☐	COMPANY # TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

 A. Proposals—The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

All nominees listed below (except as marked to the contrary)

1.	To elect Directors	01 Mark N. Baker	05 George E. Langley	09 Daniel B. Platt	☐	FOR	☐	WITHHOLD
		02 Stephen M. Dunn	06 Susan E. Lester	10 John W. Rose		ALL NOMINEES		AUTHORITY
		03 John M. Eggemeyer	07 Timothy B. Matz	11 Robert A. Stine		(except as marked)		TO VOTE FOR
		04 Barry C. Fitzpatrick	08 Arnold W. Messer	12 Matthew P. Wagner				ALL NOMINEES

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

—    Please fold here—Do not separate    —

2.	To approve an increase in the authorized number of shares available for issuance under PacWest Bancorp's 2003 Stock Incentive Plan from 3,500,000 to 5,000,000, and to extend the expiration date of the plan from April 17, 2010 to May 31, 2015:	☐	For	☐	Against	☐	Abstain
3.	Proposal to approve an adjournment or postponement of the Meeting if necessary to solicit additional proxies:	☐	For	☐	Against	☐	Abstain
4.	To transact any other business as may properly come before the Meeting and at any postponements or adjournments thereof.	☐	For	☐	Against	☐	Abstain
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K.		B. Non-Voting Items Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting				☐
C.	Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Date	Please keep signature(s) within the box.

(Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.)